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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ITERIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
OF ITERIS, INC.
TO BE HELD DECEMBER 15, 2016

To the Stockholders of Iteris, Inc.:

        NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Iteris, Inc., a Delaware corporation, will be held on December 15, 2016 at 10:00 a.m. Pacific Time, at our principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

  1.
  To approve an amendment of the bylaws to change the size of the Board of Directors to not less than six (6) nor more than eleven (11) members, with the exact number to be initially set at six.

  2
  To elect Joe Bergera, D. Kyle Cerminara, Kevin C. Daly, Ph.D., Gerard M. Mooney, Thomas L. Thomas and Mikel H. Williams to the Board of Directors, each to hold such office until the next annual meeting of stockholders or until his successor is elected and qualified.

  3.
  To approve the Iteris, Inc. 2016 Omnibus Incentive Plan.

  4.
  To approve, by advisory vote, the compensation of our named executive officers, as described in the proxy statement accompanying this notice.

  5.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

  6.
  To ratify the prior grant to Joe Bergera, the Company's Chief Executive Officer, of an option to purchase 850,000 shares of Common Stock.

  7.
  To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        All stockholders of record as of the close of business on October 31, 2016 are entitled to notice of and to vote at the Annual Meeting and at any postponement(s) or adjournment(s) thereof. You are cordially invited to be present and to vote at this Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the enclosed proxy card. If your shares are held in "street name" (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically over the Internet or by telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, any proxy that you previously submitted will be revoked automatically and only your vote at the Annual Meeting will be counted. For further information, please see the discussion of voting rights and proxies beginning on page 1 of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Joe Bergera Chief Executive Officer

Santa Ana, California
November 21, 2016

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ITERIS, INC.
1700 Carnegie Avenue, Suite 100
Santa Ana, California 92705

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 15, 2016
1700 Carnegie Avenue, Suite 100
Santa Ana, California 92705

General

        These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Iteris, Inc., a Delaware corporation ("Iteris" or the "Company"), to be voted at the 2016 Annual Meeting of Stockholders to be held on December 31, 2016 and at any adjournment(s) or postponement(s) of the meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. Pacific Time, at our principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705. These proxy materials and the form of proxy are expected to be mailed to our stockholders, who are entitled to vote at the Annual Meeting, on or about November 21, 2016.

Purpose of Meeting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of the Annual Meeting of Stockholders and are described in more detail in this proxy statement.

Internet Availability of Materials

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 15, 2016:    The proxy statement, proxy card, and Annual Report on Form 10-K for the fiscal year ended March 31, 2016 (the "Annual Report") are available at www.edocumentview.com/ITI, or at www.envisionreports.com/ITI for registered holders (Internet voting included).

Voting Rights

        The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as October 31, 2016. At the close of business on the record date, 32,186,185 shares of our common stock, par value $0.10 per share, were outstanding and no shares of our preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder as of the record date.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

        In the election of directors under Proposal Two, directors will be elected by a plurality of the common stock entitled to vote and present in person or represented by proxy at the Annual Meeting, unless cumulative voting is in effect. Pursuant to our bylaws, no stockholder is entitled to cumulate his or her votes for candidates other than those whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of shares of common stock the stockholder is entitled to vote by the number of directors to be elected. The number of cumulative votes thus determined may be voted all for one candidate or distributed among several candidates, at the discretion of the stockholder. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine.

        With regard to each of the other proposals, the affirmative vote of the holders of a majority of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is being sought.

        If you hold your shares in "street name" (i.e., your shares are held in the name of a brokerage firm, bank or other nominee (each, a "custodian")), your custodian is considered to be the stockholder of record for purposes of voting at the Annual Meeting. Your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian is permitted to vote your shares with respect to "routine" matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm under Proposal Five. However, if you do not give instructions to your custodian, your custodian will NOT be permitted to vote your shares with respect to "non-routine" matters. All other proposals described in this proxy statement are considered non-routine matters. Accordingly, if you do not give your custodian specific instructions for voting on each of the other proposals, then your shares will be treated as "broker non-votes" with respect to such proposal(s) and will not be voted on the proposal(s) for which you did not provide instructions.

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Voting

        You may vote by one of the following ways: (i) by mail, (ii) electronically over the Internet or by telephone, or (iii) by ballot in person at the Annual Meeting. If you are a "registered holder" (i.e., your shares are registered in your own name through our transfer agent), you may vote by returning a completed proxy card in the enclosed postage-paid envelope or through the Internet at www.envisionreports.com/ITI. If your shares are held in "street name", in lieu of a proxy card you should receive a voting instruction form from that custodian by mail. The voting instruction form should indicate whether the custodian has a process for beneficial holders to vote over the Internet or by telephone. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

        If you are a registered holder, you may also vote your shares in person at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Proxies

        Please use the enclosed proxy card to vote by mail. If your shares are held in street name, then in lieu of a proxy card you should receive from that custodian an instruction form for voting by mail, the Internet or by telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated, and timely returned (or otherwise properly voted by Internet or telephone) will be counted in the quorum and voted. Properly executed proxies will be voted in the manner directed by the stockholders. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the directors proposed by our Board of Directors (the "Board") under Proposal Two and (ii) FOR the approval of each of the other proposals as described in this proxy statement and the accompanying notice.

        The enclosed proxy also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting as well as any procedural matters. We have not been notified by any stockholder of an intent to present a stockholder proposal at the Annual Meeting.

        If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another signed proxy card with a later date with our Secretary at our principal executive offices. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

        The enclosed proxy is being solicited by our Board of Directors. We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing, and mailing this proxy statement, the proxy card, and any additional material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, e-mail or any other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.

        In the discretion of management, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by us.

 PROPOSAL ONE:

APPROVAL OF AMENDMENT OF THE COMPANY'S BYLAWS

        The stockholders are being asked to approve an amendment of the Company's bylaws which would reduce the minimum size of the Company's Board of Directors to six members. The Company's bylaws currently provide for a Board of not less than seven nor more than eleven members. The proposed amendment would provide for a Board of not less than six nor more than eleven members, with the exact number to be initially set at six, effective immediately upon stockholder approval of the amendment at the Annual Meeting. The Board of Directors believes that such amendment of the bylaws would provide the Board with greater flexibility in setting the size of the Board to maintain its effectiveness and operations in response to changes in circumstances.

        The proposed change to the Company's bylaws would be effected by amending the first sentence of Section 1, Article III of the Company's bylaws to read as follows:

    "The Board of Directors shall consist of not less than six (6) nor more than eleven (11) members, the exact number of which shall be six (6) until changed, within the limits specified above by a resolution duly adopted by the Board of Directors or by the stockholders."

        If the amendment is approved, the size of the Board will be immediately set at six. However, the Board may resolve, at any time thereafter, to change the size of the Board to a different number within the allowed range of six to eleven directors, and fill any vacancies created thereby without a further vote of the stockholders. The Nominating and Corporate Governance Committee has retained a recruiting firm to conduct a national search for a qualified independent director (the "Independent Director") with relevant industry and public company experience and expertise. Once such a person is identified, the Board intends to increase the size of the Board to seven and appoint the Independent Director to fill the vacancy created from such increase.

Stockholder Approval

        The affirmative vote of a majority of the common stock present or represented and entitled to vote at the Annual Meeting will be required for the approval of the amendment of the bylaws as proposed in this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the amendment of the Company's bylaws to revise the range in the size of the Board of Directors to not less than six nor more than eleven members.

 PROPOSAL TWO:

ELECTION OF DIRECTORS

        Six persons have been nominated for election at the Annual Meeting. All directors are elected annually and hold office until the next annual meeting of stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. On the recommendation of the Nominating and Corporate Governance Committee (the "NCG Committee") and pursuant to the Agreement (defined and described below), our Board of Directors selected and approved the following persons as nominees for election at the Annual Meeting: Joe Bergera, Kevin C. Daly, Ph.D., D. Kyle Cerminara, Gerard M. Mooney, Thomas L. Thomas and Mikel H. Williams. Each nominee is currently a member of our Board of Directors and has agreed to serve if elected.

        On July 29, 2016, the Company entered into an agreement (the "Agreement") with D. Kyle Cerminara, RELM Wireless Corporation, Fundamental Global Investors, LLC, Fundamental Global Partners, LP, Fundamental Global Partners GP, LLC, Fundamental Global Partners Master Fund, LP, FG Partners GP, LLC, FGI Global Asset Allocation Fund, Ltd., FGI Global Asset Allocation Master Fund, LP, Tactical Capital Investments LLC, Ballantyne Strong, Inc., CWA Asset Management Group, LLC, FGI Funds Management, LLC and FGI International USVI, LLC (collectively, the "Investor Group"). Pursuant to the Agreement, and subject to the conditions set forth therein, the Company increased the size of the Board from seven to eight directors and filled the newly created vacancy on the Board by appointing Mr. Cerminara as a member of the Board, effective August 1, 2016.

        In addition, the Company agreed (i) to retain a national recruiting firm to locate a qualified independent director to join the Board, subject to approval as set forth in the Agreement (the "Independent Director") and (ii) to nominate a company slate of directors for election at the Company's 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting") to consist of the following persons (the "Company Slate"): (A) the Independent Director (if such Independent Director is selected prior to the proxy statement filing for the 2016 Annual Meeting), (B) D. Kyle Cerminara, (C) the following three existing directors who were selected by the NCG Committee: Gerard M. Mooney, Joe Bergera and Mikel H. Williams, and (D) two other existing Board members to be chosen by the NCG Committee. If the Independent Director is not selected prior to the filing of the proxy statement for the 2016 Annual Meeting, then the Company will increase the size of the Board from six directors to seven directors upon the selection of the Independent Director, and will appoint the Independent Director to fill the vacancy created thereby. As of the date hereof, the Independent Director has not been identified, and the NCG Committee has selected Kevin C. Daly, Ph.D and Thomas L. Thomas as the final two director nominees for the Company Slate. As such, the remaining two existing Board members, Messrs. Miner and Char, will not be standing for re-election at the Annual Meeting.

        We have no reason to believe that any of the nominees on the Company Slate will be unavailable to serve. In the event any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named above.

Stockholder Approval

        The six candidates receiving the highest number of affirmative votes, present in person or represented by proxies and entitled to vote at the Annual Meeting, will be elected as our directors. However, if cumulative voting is in effect, the proxy holders will have the right to cumulate and allocate votes among those nominees standing for election as such proxy holders in their discretion elect.

Recommendation of the Board of Directors

        Our Board of Directors recommends a vote "FOR" the director nominees listed above.

Director Nominees

        The table and narrative below set forth information as of October 31, 2016 regarding each director nominee, including the year they first became directors of Iteris, their business experience during at least the past five years, the public company boards they currently serve on or have served on during the past five years, and certain other biographical information and attributes that the NCG Committee determined qualify them to serve as directors. The NCG Committee believes that these persons have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

Name	Age	Current Position(s) with Iteris
J. Joseph ("Joe") Bergera	52	Chief Executive Officer, President and Director
D. Kyle Cerminara	39	Director
Kevin C. Daly, Ph.D.(2)(3)(4)	72	Director
Gerard M. Mooney(2)(3)	62	Director
Thomas L. Thomas(1)(2)(4)	67	Director
Mikel H. Williams(1)(2)	59	Director

(1)
Current member of the Audit Committee
(2)
Current member of the Compensation Committee
(3)
Current member of the Nominating and Corporate Governance Committee
(4)
Current member of the Finance and Strategic Committee

        Joe Bergera has served as our President and Chief Executive Officer and as a director since September 2015. Prior to joining us, Mr. Bergera served as Group Vice President, Software of Roper Technologies, Inc. (formerly, Roper Industries) since September 2011 and as President of iTradeNetwork, a Roper subsidiary, since August 2013. He was the Executive Vice President and General Manager, Tax Solutions at CCH Wolters Kluwer from March 2011 to September 2011 and served in senior executive positions with Sage Software from 2004 to March 2011, most recently as Executive Vice President, Global CRM. Mr. Bergera holds a B.A. degree in Government from Colby College, an M.B.A. from the Booth School of Business at the University of Chicago and an A.M. in Public Policy from the Harris School of Public Policy at the University of Chicago. Mr. Bergera has over 20 years of experience in technology-related companies and provides extensive management and global software and service industry knowledge to the Board.

        D. Kyle Cerminara has been Chief Executive Officer, Co-Founder and Partner of Fundamental Global Investors, LLC ("FGI"), an SEC registered investment advisor that manages equity and fixed income hedge funds, since April 2012. FGI is a significant stockholder of the Company. Mr. Cerminara has also served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC d/b/a Capital Wealth Advisors ("CWA"), a wealth advisor and multi-family office affiliated with FGI, since December 2012. In addition, he has served Ballantyne Strong, Inc., a holding company with diverse business activities focused on serving the cinema, retail, financial, and government markets, as a director since February 2015, as its Chairman since May 2015 and as its CEO since November 2015. Mr. Cerminara has also served on the board of directors of RELM Wireless Corporation, a publicly traded company which designs, manufactures and markets two-way land mobile radios, repeaters, base stations, and related components and subsystems, since July 2015, and on the board of directors of

Itasca Capital, Ltd., a holding company with cash and tax assets, since June 2016. Ballantyne Strong, Inc. owns 32.1% of the outstanding capital stock of Itasca Capital. Prior to co-founding FGI and partnering with Capital Wealth Advisors, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price from 2001 to 2007 and an Analyst at Legg Mason from 2000 to 2001. Mr. Cerminara received an MBA from the Darden School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men's varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation. Mr. Cerminara has served as a director of Iteris since August 2016 and brings to the Board the perspective of one of the Company's largest stockholders, as well as his extensive experience in the financial industry.

        Mr. Cerminara was appointed to the Board pursuant to an Agreement dated July 29, 2016 (the "Agreement") entered into by us with Mr. Cerminara, RELM Wireless Corporation, FGI , Fundamental Global Partners, LP, Fundamental Global Partners GP, LLC, Fundamental Global Partners Master Fund, LP, FG Partners GP, LLC, FGI Global Asset Allocation Fund, Ltd., FGI Global Asset Allocation Master Fund, LP, Tactical Capital Investments LLC, Ballantyne Strong, Inc., CWA Asset Management Group, LLC, FGI Funds Management, LLC and FGI International USVI, LLC (collectively, the "Investor Group"). As of September 8, 2016, the Investor Group beneficially owned approximately 8.1% of our outstanding common stock. See also "Principal Stockholders and Common Stock Ownership of Certain Beneficial Owners and Management." Pursuant to the Agreement, we agreed to appoint Mr. Cerminara as a member of the Board, effective August 1, 2016, and nominate a slate of directors for election at the Annual Meeting consisting of the following persons: the Independent Director (if such a director is selected prior to the filing of the proxy statement for the Annual Meeting, and subject to approval as set forth in the Agreement), Mr. Cerminara, Joe Bergera, Gerard M. Mooney, Mikel H. Williams, and two other existing Board members chosen by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has retained a recruiting firm to conduct a national search for a qualified independent director with relevant industry and public company experience and expertise. Mr. Cerminara will have the right to attend meetings of the Nominating and Corporate Governance Committee at which the Independent Director is considered and approved. Upon selection of the Independent Director, the size of the Board will immediately be increased from six directors to seven directors and the Board will appoint the Independent Director to fill the vacancy created from such increase.

        Kevin C. Daly, Ph.D. served as our interim Chief Executive Officer from February 2015 to September 2015. Prior to his service as our interim CEO, Dr. Daly served as the CEO of Maxxess Systems, Inc., a provider of electronic security systems, from November 2005. Between August 2007 and August 2009, Dr. Daly also served as CEO of iStor Networks, Inc., a manufacturer of IP SAN storage systems. Prior to that, he served as the CEO of several technology companies, including Avamar Technologies, Inc. and ATL Products, Inc. Dr. Daly served on the board of directors of sTec, Inc., a provider of solid state disk systems, from May 2010 until the acquisition of the company in September 2013 by Western Digital Corporation. Dr. Daly received a B.S. degree in electrical engineering from the University of Notre Dame and M.S., M.A. and Ph.D degrees in engineering from Princeton University. He has served as a director of Iteris since 1993. Having served as the CEO of several technology companies and as a director of both private and public companies, Dr. Daly offers to the Board a wealth of management and leadership experience as well as an understanding of issues faced by such companies.

        Gerard M. Mooney retired from International Business Machines Corporation ("IBM") in March 2014, after serving in a number of senior positions since 2000. Most recently, he served as the Vice President Strategy for IBM's Public Sector from February 2012 until his retirement, as the General Manager, Global Smarter Cities for IBM from November 2011 to February 2012, and as the General Manager, Global Government and Education for IBM from 2008 to November 2011. He served as Vice President of IBM's Venture Capital Group from 2000 to 2008. Before joining IBM, Mr. Mooney held various management positions at Hewlett-Packard Company for six years. Mr. Mooney has extensive operational and financial experience across a broad range of technology-based companies, from start-ups to large public companies, and has considerable experience with the major customers in the professional transportation market. He previously served as a member of the board of directors of the Intelligent Transportation Society of America and is also active in the intelligent search technology, cognitive intelligence, AI, data mining and visualization tools industries. Mr. Mooney currently serves as a director of inno360 and co-founder of theinnovationexchange, which offers SaaS cognitive platforms. He received a B.A. degree from Mount Saint Mary's College, an M.S. degree in Accounting from Georgetown University and an M.B.A. from Yale University. Mr. Mooney has served as a director of Iteris since September 2013 and brings to the Board of Directors extensive experience in setting and implementing strategy for both large and small technology organizations, deep category knowledge of the intelligent transportation market, and familiarity with many key customers for intelligent transportation solutions.

        Thomas L. Thomas is the managing partner of T2 Partners, a private management consulting and investment business which he founded in January 2011. In addition, Mr. Thomas served as the Executive Chairman and CEO of International Decision Systems, a provider of software and solutions for the equipment finance market, from September 2009 to January 2011. From 2004 to July 2008, Mr. Thomas was the President and Chief Operating Officer of Global Exchange Services, a provider of business-to-business EDI and supply chain management solutions. Prior to that, Mr. Thomas served as the President and CEO at several software, analytics and technology companies, including HAHT Commerce, Ajuba Solutions, and Vantive Corporation, and as the First Chief Information Officer for Dell Computer Corporation and 3Com Corporation. Earlier in his career, Mr. Thomas also held various senior executive management positions at Kraft General Foods, Sara Lee Corporation and W. R. Grace. Since 2012, Mr. Thomas has served as a director of Accurate Group, which specializes in the appraisal and title services business where technology has been instrumental in redefining the transaction model for the industry. He has also served on the board of directors of infoGroup, Inc. from January 2009 to July 2010, and served as a director on the boards of a wide range of technology companies, including ATL Products, Vantive Corporation, Interwoven, iManage, FrontRange Solutions, IDS International, and Quofore International. Mr. Thomas has served as a director of Iteris since 1999 and offers to the Board of Directors valuable business, leadership and strategic insights obtained through his service as an executive and as a member of the board of directors in a variety of industries and businesses, including a number of leading technology companies, and his experience in working with companies through several stages of their development.

        Mikel H. Williams has served as the Chief Executive Officer and a director of Targus Cayman Holdco Limited, a leading global supplier that designs, develops and sells products for the mobile worker, including laptop cases, docking stations and accessories for mobile electronic devices, since February 2016. Prior to that, Mr. Williams served as the Chief Executive Officer and a director of JPS Industries, Inc., a manufacturer of sheet and mechanically formed glass and aramid substrate materials for the electronics, aerospace, ballistics and general industrial applications, from May 2013 until its sale in July 2015. Mr. Williams was the President, Chief Executive Officer and a director of DDi Corp., a leading provider of time-critical, technologically advanced electronics manufacturing services, from November 2005 until its sale in May 2012. He has also served in various management positions with several companies in the technology and professional services related industries. Mr. Williams began his career with PricewaterhouseCoopers as a certified public accountant in the State of Maryland.

Mr. Williams also serves as Chairman of the board of directors of Centrus Energy Corp. (formerly USEC Inc.). He was added to USEC's board of directors in October 2013 on the recommendation of certain holders of USEC's convertible senior notes as USEC was considering a bankruptcy restructuring, which was successfully initiated and completed in 2014. Since October 2015, Mr. Williams also serves on the board of directors of B. Riley Financial, Inc. He previously served on the boards of Lightbridge Communications Corporation until it was sold in January 2015, and Tellabs, Inc. until it was sold in December 2013. Mr. Williams received his B.S. degree from the University of Maryland in accounting and an M.B.A. from the University of Georgetown. Mr. Williams has served as a director of Iteris since April 2011 and provides the Board of Directors with operational and public company experience and valuable strategic insights through his many years of leadership positions in technology-related companies with international operations, as well as valuable knowledge and insights in finance and financial reporting matters.

Family Relationships

        There are no family relationships among any of our directors, director nominees, or executive officers.

 CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

        Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics and Business Conduct is available on the Investor Relations section of our website at www.iteris.com. We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the Securities and Exchange Commission ("SEC"), at the same location on our website.

Director Independence

        Our policy is to have at least a majority of the directors qualify as "independent" under the standards established by The Nasdaq Stock Market ("Nasdaq"). The Board of Directors has determined that each of Messrs. Cerminara, Daly, Mooney, Thomas and Williams currently satisfies the requirements for "independence" under such standards, except that Dr. Daly did not qualify as an independent director while he was serving as our interim Chief Executive Officer from February 2015 to September 2015.

Board Structure

        The Board does not have a policy regarding the separation of the roles of the CEO and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. However, the Board has determined that having an independent director serve as the Chairman is currently in the best interest of our stockholders in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The Board also meets regularly in executive sessions.

Board Meetings and Committees

        We currently have several standing committees of the Board of Directors, including the Audit Committee, the Compensation Committee, the NCG Committee, and the Finance and Strategic Committee. The Audit Committee, the Compensation Committee, and the NCG Committee each has a written charter that is reviewed annually and revised as appropriate. A copy of each committee's charter is available on the Investor Relations section of our website at www.iteris.com. The Finance and Strategic Committee was formed as a standing committee after the year ended March 31, 2016 ("Fiscal 2016").

        During the Fiscal 2016, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors—four; Audit Committee—seven; Compensation Committee—two; and NCG Committee—none (action was taken by written consent). During Fiscal 2016, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any standing committees of the Board held while he was serving on the Board or such committee.

        Audit Committee.    The current members of our Audit Committee are Messrs. Miner, Thomas and Williams. The Board has determined that each member of the Audit Committee is "independent" under the standards established by Nasdaq and the SEC rules regarding audit committee memberships. The Board has identified Mr. Williams as the member of the Audit Committee who qualifies as an "audit committee financial expert" under applicable SEC rules and regulations governing the composition of the Audit Committee. Commencing as of the date of the 2016 Annual Meeting, the members of the Audit Committee will consist of Messrs. Williams, Mooney and Daly, and Mr. Williams will become the Chairman of the Audit Committee.

        The Audit Committee oversees on behalf of the Board (a) the conduct of the accounting and financial reporting processes, the audits of our financial statements and the integrity of our audited financial statements and other financial reports; (b) the performance of our internal accounting and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of our independent registered public accounting firm; and (d) the portions of the Code of Ethics and Business Conduct and related policies regarding our accounting, internal accounting controls or auditing matters.

        The Audit Committee meets privately with our independent registered public accounting firm, and such firm has unrestricted access to and reports directly to the Audit Committee. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017 and is recommending that our stockholders ratify this appointment at the Annual Meeting.

        Compensation Committee.    The current members of our Compensation Committee are Messrs. Daly, Mooney, Thomas and Williams. Dr. Daly was re-appointed to this committee in November 2015 after conclusion of his service as our interim Chief Executive Officer. The Board has determined that each member of the Compensation Committee is (or was during his time of service) "independent" under the standards established by Nasdaq. Commencing as of the date of the 2016 Annual Meeting, the members of the Compensation Committee will consist of Messrs. Cerminara, Daly and Thomas, and Mr. Thomas will become the Chairman of the Compensation Committee.

        The Compensation Committee (a) evaluates officer and director compensation policies, goals, plans and programs; (b) determines the cash and non-cash compensation of our "officers" as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (c) reviews and makes recommendations to the Board with respect to our equity-based and other incentive compensation plans for employees; (d) evaluates the performance of our executive officers; and (e) assists the Board in evaluating potential candidates for executive officer positions and oversees management succession planning.

        The Compensation Committee meets periodically to review and establish the salaries, bonuses and incentive plans for our executive officers. The committee considers a number of factors in determining the compensation plans and elements for, and the amount of each compensation element paid to, our executive officers, including publicly available data from independent outside sources, our general business conditions and objectives, and the committee's subjective determination with respect to the executive's individual contributions to such objectives. To assist the committee in its review, our Chief Executive Officer provides to the Compensation Committee his evaluations of the executives, including himself, and recommendations with respect to all executive compensation matters; however, the final decisions regarding the compensation of our executive officers are made by the Compensation Committee. Neither the Compensation Committee nor management engaged a compensation consultant to provide advice or recommendations on the amount or form of executive and director compensation during Fiscal 2016.

        Nominating and Corporate Governance Committee.    The current members of the NCG Committee are Messrs. Char, Daly and Mooney. Dr. Daly was re-appointed to the committee in November 2015 after conclusion of his service as our interim Chief Executive Officer. Mr. Thomas served on the committee until November 2015. The Board has determined that each member of the NCG Committee is (or was during his time of service) "independent" under the standards established by Nasdaq. Commencing as of the date of the 2016 Annual Meeting, the members of the NCG Committee will consist of Messrs. Daly, Mooney and Williams, and Dr. Daly will become the Chairman of the NCG Committee.

        The primary purposes of the NCG Committee are to (a) identify, screen and review individuals qualified to serve as directors; (b) select or recommend to the Board of Directors the selection of nominees for election at the next annual meeting of stockholders; (c) recommend to the Board of Directors candidates to fill any vacancies on the Board; (d) oversee the implementation and monitoring the effectiveness of our corporate governance policies and developing and recommending to the Board modifications and or additions to such policies; and (e) review on a regular basis our overall corporate governance and recommend improvements when necessary.

        In connection with their recommendations regarding the size and composition of the Board, the NCG Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. This includes an assessment of each candidate's independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve the Company's and our stockholders' long-term interests. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. These factors, and others as considered useful by the NCG Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the NCG Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. The Nominating and Corporate Governance Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers. From time to time, the NCG Committee may engage the services of a third-party search firm to identify director candidates.

        The NCG Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a nominee must submit such recommendation in writing to the Chair, NCG Committee, care of our corporate Secretary, by the deadline for stockholder proposals set forth in our last proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name and address of the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of our stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee's qualifications for membership on the Board, (e) a resume of the candidate's business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. In connection with its evaluation, the NCG Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The NCG Committee has the discretion to decide which individuals to recommend for nomination as directors.

        No candidates for director nominations were submitted to the NCG Committee by any stockholder in connection with the election of directors at the Annual Meeting.

        Finance and Strategy Committee.    The current members of the Finance and Strategy Committee are Messrs. Daly, Miner and Thomas. Mr. Miner is currently serving as the Chairman of the Finance and Strategy Committee. Commencing as of the date of the 2016 Annual Meeting, the members of the Finance and Strategy Committee will consist of Messrs. Cerminara, Daly, Mooney and Thomas, and Dr. Daly will become the Chairman of the Finance and Strategy Committee. The purpose of the Finance and Strategy Committee is to assist management in identifying, evaluating and negotiating financial transactions and other strategic opportunities for the Company from time to time.

Risk Oversight Role

        The Board is responsible for overseeing our risk management, but its duties in this regard are supplemented by committees of the Board. In particular, the Audit Committee focuses on financial risk, including internal controls, and is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. Risks related to our compensation programs are reviewed by the Compensation Committee and legal and regulatory compliance risks are reviewed by the NCG Committee. In connection with its responsibilities relating to risk assessment, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

Stockholder Communications

        The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our corporate Secretary. The name of any specific intended Board recipient should be noted in the communication. Our corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration will not be forwarded to the Board. Stockholders who wish to communicate with the Board can write to the corporate Secretary at Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705.

Annual Meeting Attendance

        We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings. For our 2015 annual meeting of stockholders, two of our then-current directors attended such meeting. Mr. Bergera, who was appointed to the Board subsequent to that meeting, also attended the meeting.

 PROPOSAL THREE:

APPROVAL OF 2016 OMNIBUS INCENTIVE PLAN

        At the Annual Meeting, stockholders will be asked to consider and approve a proposal to adopt the Iteris, Inc. 2016 Omnibus Incentive Plan (the "2016 Plan") pursuant to which 3,334,771 shares of Common Stock shall be available for issuance to our officers and employees, non-employee members of our Board (or the board of our parent or subsidiary) ("non-employee directors"), as well as independent consultants and advisors in our employ or service. The share reserve may be adjusted as described in more detail in the section titled "Securities Subject to 2016 Plan" below. The Board adopted the 2016 Plan on August 24, 2016, subject to stockholder approval. If approved by the stockholders, the 2016 Plan will become effective as of the date of the stockholder approval (the "Plan Effective Date").

        The 2016 Plan serves as the successor to our 2007 Omnibus Incentive Plan (the "Predecessor Plan"), which is expected to terminate on July 19, 2017. No further awards shall be made under the Predecessor Plan on or after the Plan Effective Date. Each outstanding award under the Predecessor Plan shall remain outstanding under the Predecessor Plan and shall be governed solely by the terms of the documents evidencing such awards. No provision of the 2016 Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such outstanding awards under the Predecessor Plan.

        Incentive compensation programs play a pivotal role in our effort to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2016 Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards, and dividend equivalents, so that we may implement competitive incentive compensation programs for our key employees and non-employee directors. Following stockholder approval of the 2016 Plan, the 2016 Plan will be the only plan under which new equity awards may be granted to our employees and other service providers, although grants may be made outside of a plan under certain circumstances. If this proposal is not approved, we would be at a disadvantage against our competitors for recruiting, retaining and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.

Overview of Equity

        The Company currently has awards outstanding under two equity incentive plans, the Predecessor Plan and the 1997 Stock Incentive Plan (the "1997 Plan"). As of July 22, 2016, there were 22,500 shares of common stock subject to outstanding options under the 1997 Plan. No further grants or awards may be made under the 1997 Plan. As of July 22, 2016, there were 3,334,500 shares subject to outstanding options under the Predecessor Plan and 172,500 shares subject to awards other than options under the Predecessor Plan, as described in the table below. The total shares of the Company's common stock outstanding as of July 22, 2016 was 32,057,503.

Plans as of July 22, 2016	Shares Subject to Outstanding Stock Options(1)	Shares Subject to Outstanding Full Value Awards(2)	Shares Remaining Available for Future Grant	Total Aggregate Shares
1997 Plan	22,500	0	0	22,500
Predecessor Plan	3,334,500	172,500	834,771	4,341,771

Total (Before 2016 Plan is approved)	3,357,000	172,500	834,771	4,364,271
Shares Remaining Available for Future Grant Upon Approval of the 2016 Plan			3,334,771

(1)
As of July 22, 2016, the 3,357,000 stock options outstanding had a weighted average exercise price per share of $2.11 and a weighted average life of 7.9 years.

(2)
Consists solely of RSUs.

        Based on the Company's common stock outstanding as of July 22, 2016, the aggregate total shares under the Predecessor Plan and the 1997 Plan was 4,364,271 as set forth in the table above represents an overhang of approximately 12.0% of shares (including 834,771 shares available for future grant). If the 2016 Plan is approved, the additional 2.5 million shares available for issuance would increase the overhang to approximately 17.6% if shares available for future grant are expressed in stock options, or 14.3% if shares available for future grant are expressed in full-value shares. The Company calculates "overhang" as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.

        In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award "burn rate" each year. Our annual burn rate is determined by dividing the number of shares of our Common Stock subject to stock-based awards we grant in a calendar year by the weighted average number of our fully-diluted shares of Common Stock outstanding for that calendar year.

Fiscal Year	Stock Options Granted	RSUs Granted	Total Granted(1)	Weighted Average Common Stock Outstanding	Burn Rate
2016	1,807,500	62,500	1,870,000	32,049,000	5.8%
2015	730,000	90,000	820,000	32,595,000	2.5
2014	710,000	90,000	800,000	32,665,000	2.4
3-Year Average	1,082,500	80,833	1,163,333	32,436,333	3.6

Section 162(m) of the Internal Revenue Code

        We are also asking stockholders to approve the 2016 Plan to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)"). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer and any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as "performance-based" under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of "performance-based" compensation for purposes of

Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2016 Plan is discussed below, and stockholder approval of this Proposal is intended to be deemed to constitute approval of the material terms of the 2016 Plan for purposes of the stockholder approval requirements of Section 162(m). However, the plan administrator has complete discretion to determine whether or not awards under the 2016 Plan will be structured so as to comply with the applicable requirements for performance-based compensation under Section 162(m) and may make non-compliant awards as and when it believes that the circumstances and other relevant factors warrant.

Highlights of the 2016 Equity Plan

        The 2016 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the stockholders' interests, as described below.

        Prohibition on repricings:    The 2016 Plan prohibits the repricing of options or stock appreciation rights, the cancellation and replacement of stock options or stock appreciation rights with a grant with a lower exercise price, or a cash buyout of an underwater option or stock appreciation right (except as permitted in a change in control or in the case of a corporate transaction as described in the section titled "Changes in Capitalization" below).

        No evergreen authorization:    The 2016 Plan does not have an evergreen provision, which would have permitted an increase in the share pool without further stockholder approval.

        Reasonable limit on full value awards:    For purposes of calculating the shares that remain available for issuance under the 2016 Plan, grants of options and stock appreciation rights will be counted as the grant of one share for each one share actually granted, as described below. However, to protect stockholders from potentially greater dilutive effect of full value awards (i.e., awards other than options and stock appreciation rights), all grants of full value awards will be deducted from the 2016 Plan's share reserve as 1.79 shares for every one share actually granted.

        No automatic vesting upon a change in control:    The 2016 Plan allows for an acquiring corporation to assume outstanding awards, and if awards are assumed, they will generally not accelerate on the change in control. If awards are not assumed, the vesting of such awards will be accelerated. The plan administrator also has the discretion to take alternative actions such as accelerating the vesting of outstanding awards or requiring that participants exchange outstanding options or stock appreciation rights for cash.

        Minimum vesting periods:    Options and stock appreciation rights are subject to a minimum vesting period of at least one year. However, up to 5% of the available shares of Common Stock authorized for issuance under the 2016 Plan as of the Plan Effective Date may be issued pursuant to options or stock appreciation rights that vest (in full or in part) over a period of less than one year from the date of grant of the awards (the "5% Basket"). Any option or stock appreciation right granted under the 2016 Plan may vest in full or in part upon death or disability of the participant, or upon a change in control, under the terms of the 2016 Plan or the applicable award agreement, and such vesting shall not count against the 5% Basket.

        No discounted stock options or stock appreciation rights:    Stock options and stock appreciation rights must have an exercise price or base price at or above fair market value on the date of grant.

        Limit on director pay:    The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director under the 2016 Plan in a single fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $250,000 in total value.

        No tax gross-ups:    The 2016 Plan does not provide for any tax gross-ups.

        No liberal change-in-control definition:    The 2016 Plan defines change in control based on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.

        Section 162(m) deductibility:    The 2016 Plan permits the plan administrator to design compensation awards that will meet the requirements of Section 162(m) at such times as the plan administrator believes that such awards are in the best interests of the Company.

        Limitation on dividends and dividend equivalents:    Any dividends or dividend equivalents payable in connection with a performance-based award will be subject to the same restrictions as the underlying award and will not be paid until and unless such performance goals are met.

        Administered by an independent committee:    The 2016 Plan will be administered by our Board's Compensation Committee, which consists entirely of independent directors. The Committee may delegate its authority to a subcommittee or officer, as described in more detail below.

Summary Description of 2016 Omnibus Incentive Plan

        The principal terms and provisions of the 2016 Plan are set forth below. The summary, however, is not intended to be a complete description of all the terms of the 2016 Plan and is qualified in its entirety by reference to the complete text of the 2016 Plan, filed with this Proxy Statement as Appendix A on the SEC's website at http:www.sec.gov. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to our Corporate Secretary at our principal offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

        Types of Awards.    The following types of awards may be granted under the 2016 Plan: options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards and dividend equivalent rights. The principal features of each type of award are described below.

        Administration.    The Compensation Committee has the exclusive authority to administer the 2016 Plan with respect to awards made to our executive officers and non-employee directors and has the authority to make awards under the 2016 Plan to all other eligible individuals. However, our Board may at any time appoint a secondary committee of one (1) or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the 2016 Plan to individuals other than executive officers and non-employee directors.

        The term "plan administrator," as used in this summary, will mean our Compensation Committee, the Board and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2016 Plan.

        Eligibility.    Officers and employees, non-employee directors, as well as independent consultants and advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the 2016 Plan. As of October 31, 2016, approximately 440 persons (including five executive officers) and six non-employee directors were eligible to participate in the 2016 Plan.

        Securities Subject to 2016 Plan.    Subject to the capitalization adjustments and the add back provisions related to outstanding awards under the Predecessor Plan, each as described below, an aggregate of up to 3,334,771 shares shall be reserved for issuance under the 2016 Plan, which includes

834,771 shares of common stock will that were available for grant under the Predecessor Plan as of July 22, 2016, that will be transferred to the 2016 Plan. However, such share reserve shall be reduced by one share for every one share that was subject to an option or stock appreciation right granted after July 22, 2016 and prior to the Plan Effective Date under the Predecessor Plan and 1.79 shares for every one share that was subject to an award other than an option or stock appreciation right granted after July 22, 2016 and prior to the Plan Effective Date under the Predecessor Plan (such awards granted after July 22, 2016 and prior to the Plan Effective Date under the Predecessor Plan, the "Interim Period Awards").

        Shares subject to outstanding awards under the 2016 Plan and awards granted under the Predecessor Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2016 Plan as follows: (a) for each share subject to an expired option or stock appreciation right, one share of Common Stock shall become available for subsequent issuance under the 2016 Plan, and (b) for each share subject to an expired award other than an option or stock appreciation right, 1.79 shares shall become available for subsequent issuance under the 2016 Plan.

        Any unvested shares issued under the 2016 Plan and the Predecessor Plan for cash consideration not less than the fair market value per share on the date of grant that are subsequently repurchased by us, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the 2016 Plan and the Predecessor Plan will be added back to the number of shares reserved for issuance under the 2016 Plan and will accordingly be available for subsequent issuance.

        The number of shares of Common Stock reserved for issuance under the 2016 Plan shall be reduced on a one-for-one basis for each share subject to an option or stock appreciation right and by a fixed ratio of 1.79 shares for each share of Common Stock subject to an award other than an option or stock appreciation right.

        In addition, the following share counting procedures will apply in determining the number of shares of Common Stock available from time to time for issuance under the 2016 Plan (including with respect to Interim Period Awards):

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  Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option granted under the 2016 Plan or the Predecessor Plan be paid in shares of our Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through tender of actual outstanding shares), then in each such case the number of shares so tendered or withheld will be added to the shares reserved for issuance under the 2016 Plan on a one-for-one basis.

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  Should shares of Common Stock be withheld by us, or if shares are tendered by the participant, in each case in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or settlement of an award (other than an option or stock appreciation right) granted under the 2016 Plan or the Predecessor Plan, then in each case the number of shares so tendered or withheld will be added to the shares of Common Stock available for issuance under the 2016 Plan on a 1.79-for-one basis.

        Upon the exercise of any stock appreciation right granted under the 2016 Plan, the share reserve will be reduced by the net number of shares subject to the award.

        The maximum number of shares of Common Stock which may be issued pursuant to options intended to qualify as incentive stock options under the federal tax laws shall be limited to 3,334,771.

        The shares of Common Stock issuable under the 2016 Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of our Common Stock that we acquire, including shares purchased on the open market or in private transactions.

        Participant Award Limits.    The maximum number of shares of Common Stock which may be issued pursuant to options or stock appreciation rights that are settled in shares and granted to any person under the 2016 Plan in any fiscal year shall be limited to 2,000,000 shares.

        The maximum number of shares for which awards (other than options and stock appreciation rights that are settled in shares and that are intended to comply with the performance-based exception under Section 162(m)) may be granted to any person under the 2016 Plan in any fiscal year shall not exceed 2,000,000 shares (which limit shall refer to the maximum amount that can be earned) in the aggregate.

        During any fiscal year no participant may be granted cash incentive awards that are intended to comply with the performance-based exception under Section 162(m) under which a total of more than $3,000,000 may be earned for each 12 months in the performance period.

        In addition, the maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director under the 2016 Plan in a single fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such fiscal year, shall not exceed $250,000 in total value.

        Awards.    The plan administrator has complete discretion to determine (a) which eligible individuals are to receive awards, (b) the type, size, terms and conditions of the awards to be made, (c) the time or times when those awards are to be granted, (d) the number of shares or amount of payment subject to each such award, (e) the time when the award is to become exercisable, (f) the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, (g) the maximum term for which the award is to remain outstanding, (h) the vesting and issuance schedules applicable to the shares which are the subject of the award, (i) the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, (j) the vesting schedule for a cash incentive award and (k) with respect to performance-based awards, the amount payable at one or more levels of attained performance, the payout schedule and the form of payment.

        Stock Options.    Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares. Payment of the exercise price may be paid in one or more of the following forms as determined by the plan administrator: cash, shares of our Common Stock, through a cashless exercise procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes and/or through a net exercise procedure pursuant to which we withhold a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding,

        Stock Appreciation Rights.    The 2016 Plan allows the issuance of two types of stock appreciation rights:

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  Tandem stock appreciation rights granted in conjunction with options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

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  Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our Common Stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of Common Stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our Common Stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten (10) years.

        The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our Common Stock or (iii) a combination of cash and shares of our Common Stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder's cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding..

        Repricing.    The plan administrator may not implement any of the following repricing programs (except in the case of a corporate transaction as described in the section titled "Changes in Capitalization" below): (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our Common Stock for consideration payable in cash, other awards or our equity securities (except in the event of a change in control) or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

        Stock Awards and Restricted Stock Units.    Shares of our Common Stock may be issued under the 2016 Plan subject to performance or service vesting requirements established by the plan administrator or as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our Common Stock may also be issued under the 2016 Plan pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient's service with us.

        In order to assure that the compensation attributable to one or more cash incentive awards, stock awards or restricted stock units will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Code Section 162(m), the plan administrator will have the discretionary authority to structure one or more such awards so that the shares of Common Stock subject to those awards (or cash, as applicable) will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) implementation, completion or attainment of key projects, product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) recruiting and maintaining personnel, employee retention, measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company's revenue or profitability or enhance its customer base; and (xxxiii) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Company's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company's business units or divisions or any parent or subsidiary. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Company; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Company) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Company; (K) an event either not directly related to the operations of the Company, parent, subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Company; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the 2016 Plan.

        Stockholder approval of this proposal will also constitute approval of the foregoing performance goals for purposes of establishing the vesting targets for one or more awards under the 2016 Plan that are intended to qualify as performance-based compensation under Section 162(m).

        Should the participant cease to remain in service while holding one or more unvested shares or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately subject to cancellation. Outstanding restricted stock units will automatically terminate, and no shares of our Common Stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our Common Stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of death, disability or a change in control, as described under the heading "General Provisions—Vesting Acceleration."

        Dividend Equivalent Rights.    Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the 2016 Plan, except that dividend equivalents may not be granted in connection with an option, stock appreciation right or cash incentive award. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our Common Stock) which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our Common Stock or may be deferred to a later date. Payment may be made in cash or shares of our Common Stock.

Awards Granted to Employees and Directors

        No awards have been granted under the 2016 Plan. Any awards following approval of this proposal shall be at the discretion of the plan administrator. Accordingly, the benefits or amounts that may be received by or allocated to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all non-employee directors as a group, (iv) all of our present executive officers as a group, and (v) all of our employees, including all other current officers, as a group under the 2016 Plan are not determinable at this time.

New Plan Benefits

        The following table shows, as to our named executive officers who are identified in the Summary Compensation Table which appears on page 34 above and the other individuals and groups indicated, the number of shares of common stock subject to options and restricted stock units awarded under the

Predecessor Plan between April 1, 2015 and July 22, 2016. No other type of equity award was granted during such period.

Name and Position	Number of Share Subject to Options
Named Executive Officers
Joe Bergera	1,350,000
Thomas N. Blair	75,000
Todd Kreter	75,000
Ramin Massoumi	20,000
Andrew Schmidt	75,000
Non-Employee Directors
D. Kyle Cerminara	—
Richard Char	10,000
Kevin C. Daly, Ph.D	10,000
Gregory A. Miner	10,000
Gerard Mooney	10,000
Thomas L. Thomas	10,000
Mikel H. Williams	10,000
All current executive officers as a group (5 persons)	1,595,000
All current non-employee directors as a group (6 persons)	60,000
All employees, excluding current executive officers as a group (436 persons)	62,500

        The last reported sale price of a share of our Common Stock on October 31, 2016, was $3.46 per share. No RSUs were granted during Fiscal 2016.

General Provisions

        Minimum Vesting.    No option or stock appreciation right may vest over a period of less than one year from the date of grant, except that up to 5% of the available shares of Common Stock reserved for issuance under the 2016 Plan as of the Plan Effective Date may be issued pursuant to options or stock appreciation rights that vest over a period of less than one year from the date of grant. Additionally, any option or stock appreciation right granted under the 2016 Plan may vest upon the participant's death or disability, or upon a change in control, and such vesting will not count against the 5% basket described above.

        Vesting Acceleration.    In the event we should experience a change in control, the following provisions are in effect for all outstanding awards under the 2016 Plan, unless provided otherwise in an award agreement entered into with the participant:

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  Each outstanding award may be assumed, substituted, replaced with a cash retention program that preserves the intrinsic value of the award and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or otherwise continued in effect by the successor corporation.

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  To the extent an award is not so assumed, substituted, replaced or continued, the award will automatically accelerate in full (with performance-based awards to be determined with reference to actual performance attained as of the change in control).

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  The plan administrator has complete discretion to grant one or more awards which will vest upon a change in control or in the event the individual's service with us or the successor entity is terminated within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

  •
  Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2016 Plan in the event (a) we are acquired by merger or asset sale or (b) there occurs any transaction (or series of related transactions within the twenty-four (24)-month period ending with the most recent acquisition) pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of our outstanding securities or (c) there is a change in the majority of the board effected through one or more contested elections for board membership.

        The plan administrator's authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

        Changes in Capitalization.    In the event any change is made to the outstanding shares of our Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our outstanding shares of Common Stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution or should there occur any merger, consolidation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2016 Plan; (ii) the maximum number and/or class of securities for which incentive stock options may be granted under the 2016 Plan; (iii) the maximum number and/or class of securities for which any one (1) person may be granted Common Stock-denominated awards under the 2016 Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights and (v) the number and/or class of securities subject to each outstanding stock award, restricted stock unit, dividend equivalent right and any other award denominated in shares of our Common Stock and the cash consideration (if any) payable per share. Such adjustments will be made in such manner as the plan administrator deems appropriate.

        Valuation.    The fair market value per share of our Common Stock on any relevant date under the 2016 Plan is deemed to be equal to the closing selling price per share on that date as determined by the NASDAQ Capital Market. As of October 31, 2016, the fair market value of our Common Stock determined on such basis was $3.46 per share.

        Stockholder Rights and Transferability.    No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our Common Stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2016 Plan so that those options will be transferable during optionee's lifetime to one or more members of the optionee's family or to a trust established for the optionee and/or one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate plan or pursuant to a domestic relations order. Standalone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

        A participant will have full stockholder rights with respect to any shares of Common Stock issued to him or her under the 2016 Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of Common Stock subject to restricted stock units until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate. Notwithstanding the foregoing, any dividends or dividend equivalents payable in connection with a performance-based award will be subject to the same restrictions as the underlying award and will not be paid until and unless such performance goals are met.

        Special Tax Election.    The plan administrator may provide one or more holders of awards under the 2016 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Common Stock in payment of such withholding tax liability.

        Deferral Programs.    The plan administrator may structure one or more awards so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.

        The plan administrator may also implement a non-employee director retainer fee deferral program that allows the non-employee directors the opportunity to elect to convert the Board and Board committee retainer fees to be earned for a fiscal year into restricted stock units that defer the issuance of the shares of Common Stock that vest under those units until a permissible date or event under Internal Revenue Code Section 409A.

        To the extent we maintain one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the plan administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements.

        Amendment and Termination.    Our Board may amend or modify the 2016 Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our Common Stock is at the time primarily traded. Unless sooner terminated by our board of directors, the 2016 Plan will terminate on the earliest of (i) the date immediately preceding the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the 2016 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

  Summary of Federal Income Tax Consequences

        The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2016 Plan.

        Option Grants.    Options granted under the 2016 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Stock Awards.    The recipient of unvested shares of Common Stock issued under the 2016 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Cash Incentive Awards.    In general, no taxable income is recognized upon receipt of cash incentive awards. The holder will recognize ordinary income in the year in which the cash incentive awards are actually paid to the participant, and the participant will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of payment. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2016 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under stock awards or restricted stock units will be subject to the $1 million limitation, unless the issuance of the shares is tied to one or more of the performance milestones described above.

        Accounting Treatment.    Pursuant to the accounting standards under FASB Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units and all other stock-based awards under the 2016 Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee directors and payable in shares of our Common Stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. Stock appreciation rights that are to be settled in cash will be subject to variable mark-to-market accounting until the settlement date. For shares issuable upon the vesting of restricted stock units awarded under the 2016 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

        Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2016 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common stock) under FASB Accounting Standards Codification Topic 718.

  Required Vote

        Provided a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on this Proposal Three is required for approval of the adoption of the 2016 Plan. Should such approval not be obtained, then the 2016 Plan will not be implemented and awards will continue to be granted under the Predecessor Plan until its termination on July 19, 2017.

        We are required to obtain stockholder approval of the 2016 Plan under the rules of The Nasdaq Stock Market. Such approval is also necessary to permit us to grant incentive stock options to employees under Section 422 of the Internal Revenue Code, as amended (the "Code"), and to ensure that compensation paid under the 2016 Plan is eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code, which limits the deductibility of certain compensation paid to individuals who are, at the end of the tax year for which we would otherwise claim our tax deduction, our chief executive officer and our four other most highly paid executive officers.

        Our stockholders are being asked to approve the 2016 Plan and to authorize the issuance of 3,334,771 shares of common stock thereunder (which includes the 834,771 shares of common stock subject to the Predecessor Plan that were previously approved by the Company's stockholders and are being transferred to the 2016 Plan). The Board believes that the 2016 Plan is necessary for us to be able to attract and retain the services of individuals essential to our long-term growth and success.

  Recommendation of the Board of Directors

        THE BOARD BELIEVES THAT PROPOSAL THREE IS IN OUR BEST INTERESTS AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2016 OMNIBUS INCENTIVE PLAN. UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE 2016 OMNIBUS INCENTIVE PLAN. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2016 OMNIBUS INCENTIVE PLAN.

        The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required for approval of the 2016 Plan. Should such stockholder approval not be obtained, then the 2016 Plan will not be adopted and the 2007 Plan will continue to remain in effect.

 PROPOSAL FOUR:

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, stockholders have the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a "say-on-pay" vote, this proposal gives our stockholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.

        We are asking our stockholders to indicate their support of the compensation of our named executive officers, as described in this proxy statement by approving the following resolution at the Annual Meeting:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved."

        The Board of Directors recommends a vote FOR approval of the advisory resolution because it believes that the Company's executive compensation policies and practices are effective in achieving the Company's goals of attracting, retaining, and motivating highly talented executives, rewarding sustained financial and operating performance, and aligning the executives' interests with those of the stockholders.

        The vote on this proposal is advisory and therefore, is not binding on the Company, the Board of Directors or the Compensation Committee. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. Advisory votes on the compensation of our named executive officers are currently conducted once every three years, which was the frequency supported by a significant majority of the votes cast by stockholders (not including abstentions and broker non-votes), although the Board of Directors and the Compensation Committee may decide to hold such advisory votes more frequently in the future. Under the current policy, the next say-on-pay vote would be held at the 2019 Annual Meeting of Stockholders.

Stockholder Approval

        The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting, will be required for approval of this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

 PROPOSAL FIVE:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The accounting firm of Deloitte & Touche LLP was engaged to serve as our independent registered public accounting firm for the fiscal year ended March 31, 2016. The Audit Committee of the Board of Directors has selected that firm to continue in this capacity for the fiscal year ending March 31, 2017. We are asking our stockholders to ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2017 and to perform other appropriate services. Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee feels that such a change would be in the best interests of us and our stockholders.

        A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Stockholder Approval

        The affirmative vote of a majority of the common stock, present or represented by proxy and entitled to vote at the Annual Meeting will be required for ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the ratification and approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

 PROPOSAL SIX:

RATIFICATION OF THE PRIOR GRANT TO THE COMPANY'S CEO OF AN OPTION
TO PURCHASE 850,000 SHARES OF COMMON STOCK

        The Iteris, Inc. 2007 Omnibus Incentive Plan (the "Plan") was adopted by our Board of Directors on July 19, 2007, and our stockholders voted to approve the Plan on September 21, 2007. On October 17, 2014, at the Company's 2014 Annual Meeting, our stockholders voted to approve an amendment to the Plan, which increased the number of shares reserved under the Plan by 1,500,000 (the "2014 Amendment"). On September 24, 2015, at the Company's 2015 Annual Meeting, our stockholders voted to approve another amendment to the Plan, which increased the number of shares reserved under the Plan by an additional 1,000,000 (the "2015 Amendment," and together with the 2014 Amendment, the "Amendments"). As of July 22, 2016, there were 3,334,500 shares of common stock subject to outstanding options under the Plan, 172,500 shares of common stock subject to restricted stock unit awards under the Plan, and 834,771 shares of common stock remaining available for future awards under the Plan.

        Under Section 4(d) of the Plan, if the Compensation Committee of the Company's Board of Directors provides that this section applies to a particular equity award, then no Plan participant may be granted stock options or stock appreciation rights ("SARs") in any fiscal year with respect to more than 500,000 shares of common stock (the "500,000 Share Limit"). Thus, under the terms of the Plan, the Compensation Committee has the authority and discretion to award stock options or stock appreciation rights that exceed the 500,000 Share Limit.

        On September 23, 2015, in connection with Mr. Bergera's appointment to serve as President and Chief Executive Officer of the Company, and pursuant to the Plan, the Compensation Committee granted Mr. Bergera an option to purchase up to 1,350,000 shares of the Company's common stock at an exercise price per share of $2.38 (the "CEO Option"), the closing price of the common stock on the date of the grant of the option (collectively, the "Option Grant"). The CEO Option vests annually in equal installments over four years (beginning on September 23, 2015) and will expire on September 22, 2025. As of September 30, 2016, 337,500 shares of common stock subject to the CEO Option have vested. The purchase price for shares of common stock subject to the CEO Option must be paid in full at the time the CEO Option is exercised. This description of the material features of the CEO Option is subject to, and is qualified entirely by, the full text of the CEO Option, which is attached hereto as Exhibit A.

        On September 15, 2016, a stockholder of the Company (the "Plaintiff") filed a class action and derivative action (captioned Ionni v. Bergera, et al., Case No. 16-cv-00807-RGA) in the United States District Court for the District of Delaware (the "Court") challenging, among other things, the CEO Option (the "Litigation"). The complaint was filed against Joe Bergera, Richard Char, Kevin C. Daly, Gregory A. Miner, Abbas Mohaddes, Gerard M. Mooney, Thomas L. Thomas, and Mikel H. Williams (collectively, "Individual Defendants"). The Company was named as a Nominal Defendant (together with the Individual Defendants, the "Defendants"). The complaint alleges that the Individual Defendants breached their fiduciary duties by causing the Company to issue purportedly false and misleading proxy statements regarding the 500,000 Share Limit in connection with the Amendments.(1) Among other things, Plaintiff contends that the Proxy Statements were materially false and misleading because they affirmatively represented that, in any fiscal year, no person could receive stock options or SARs under the Plan with respect to more than 500,000 shares, but failed to disclose that the Compensation Committee had the discretion to approve an annual grant to a Plan participant in excess

(1)
On September 8, 2014, Iteris filed a Schedule 14A Definitive Proxy Statement with the SEC in connection with the 2014 Annual Meeting of Stockholders; and on July 29, 2015, Iteris filed a Schedule 14A Definitive Proxy Statement with the SEC in connection with the 2015 Annual Meeting of Stockholders (collectively, the "Proxy Statements").

of that amount. Plaintiff further alleges that, as a result, the Amendments were not valid. Plaintiff seeks rescission of any stock options granted pursuant to the Amendments, including the CEO Option. Mr. Bergera was the only individual to receive awards covering more than 500,000 shares of common stock in any fiscal year pursuant to the Amendments.

        The Individual Defendants have denied, and continue to deny, that they breached their fiduciary duties or engaged in any of the wrongful acts alleged in the complaint. Defendants maintain that the Proxy Statements fully disclosed all material information to the Company's stockholders, that the Amendments were properly approved by the Company's stockholders, and that all stock awards granted under the Plan, including the CEO Option, were valid. Nonetheless, to eliminate the burden, expense, and uncertainty of the Litigation, on November 8, 2016, Defendants entered into a Memorandum of Understanding (the "MOU") with the Plaintiff setting forth their agreement in principle to settle the Litigation, subject to final approval by the Court.(2) Under the terms of the MOU, the Company has agreed to seek stockholder approval of the portion of the CEO Option that exceeds the 500,000 Share Limit—i.e., the 850,000 shares above 500,000 (the "Excess Shares"). The Company believes that stockholder approval of the Option Grant for the Excess Shares is not required and that the entire CEO Option, including the Excess Shares, was validly and properly granted by the Compensation Committee under the terms of the Plan and the Company's bylaws and charter, and was in the best interest of the Company. Nonetheless, in order to resolve the Litigation, the Board of Directors has authorized the Company to submit this proposal to the Company's stockholders.

Stockholder Approval

        The affirmative vote of a majority of the shares of common stock, present at the meeting in person or represented by proxy and entitled to vote at the Annual Meeting, will be required for ratification and approval of the Option Grant for the Excess Shares. The Board of Directors believes that stockholder ratification and approval of the Option Grant for the Excess Shares is the most efficient and cost-effective way of resolving the litigation and honoring the terms of Mr. Bergera's employment agreement with the Company.

        If the stockholders do not ratify and approve the Option Grant for the Excess Shares by the affirmative vote of the majority of the shares of Common Stock, present and represented by proxy and entitled to vote at the Annual Meeting, then the Excess Shares will be not be issuable and the Compensation Committee will explore measures to appropriately compensate Mr. Bergera in accordance with the terms of his employment agreement with the Company, which could include the grant of a new stock option, restricted stock units or restricted stock, or the payment of cash, or a combination of the foregoing. The Board of Directors believes that such alternative measures to appropriately compensate Mr. Bergera could result in a compensation charge to the Company and less favorable accounting and tax treatment for the Company.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote "FOR" the ratification and approval of the Option Grant for the Excess Shares.

(2)
The MOU provides, among other things, that as soon as practicable, the parties will negotiate and execute an appropriate Stipulation of Settlement setting forth the full terms of the settlement for presentation to the Court; the Stipulation of Settlement is subject to final approval of the Court.

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

        Deloitte & Touche LLP was engaged by us as our principal accountant in October 2015, beginning with the review of our consolidated financial statements for the second quarter of Fiscal 2016, and rendered the audit opinion on our consolidated financial statements for Fiscal 2016.

        The audit fees billed by Deloitte & Touche LLP for Fiscal 2016 totaled $525,000. Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements for the applicable fiscal year and review of the consolidated financial statements included in our quarterly reports on Form 10-Q and other regulatory filings for such fiscal year. There were no other fees billed to us by Deloitte & Touche LLP for Fiscal 2016.

Audit Committee Pre-Approval Policies and Procedures

        All engagements for services by Deloitte & Touche LLP or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by Deloitte & Touche LLP for Fiscal 2016.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended March 31, 2016 of Iteris, Inc. included in its Annual Report on Form 10-K for that year.

Review with Management

        The Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company's management.

Review and Discussions with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by auditing standards set forth in AU Section 380 established by the Public Company Accounting Oversight Board ("PCAOB"), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

        The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the ("PCAOB") regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company.

Conclusion

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2016 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:
Gregory A. Miner Thomas L. Thomas Mikel H. Williams

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The table below sets forth certain information, as of October 31, 2016, regarding our executive officers.

Name	Age	Capacities in Which Served
Joe Bergera	52	Chief Executive Officer, President and Director
Andrew Schmidt	54	Chief Financial Officer, Vice President of Finance and Secretary
Todd Kreter	56	Senior Vice President and General Manager, Roadway Sensors
Thomas N. Blair	52	Senior Vice President, Agriculture and Weather Analytics
Ramin Massoumi	44	Senior Vice President and General Manager, Transportation Systems

        The following is a brief description of the capacities in which the above persons have served the Company and their business experience during at least the past five years. The biography of Mr. Bergera appears earlier in this proxy statement. See Proposal Two: "Election of Directors."

        Andrew Schmidt has served as our Vice President of Finance, Chief Financial Officer and Secretary, since March 2015. Prior to joining us, Mr. Schmidt served as the Chief Financial Officer and Corporate Secretary of Smith Micro Software, Inc., a publicly-held provider of wireless and mobility software solutions from 2005 to May 2014. Prior to joining Smith Micro, Mr. Schmidt held CFO roles for several other public companies, including Genius Products, an entertainment company, and Mad Catz Interactive, a provider of console video game accessories. He also served as Vice President (Finance) of Peregrine Systems, a publicly-held provider of enterprise level software. Mr. Schmidt holds a B.B.A. degree in Finance from the University of Texas and an M.S. degree in Accountancy from San Diego State University.

        Todd Kreter has served as our Senior Vice President and General Manager, Roadway Sensors since May 2014. Mr. Kreter served as our Senior Vice President, Sensors Development and Operations from May 2009 to May 2014 and as Vice President of Engineering from November 2007 to May 2009. Prior to joining us, Mr. Kreter served in a number of executive positions at Quantum Corporation, most recently as the VP Global Services from 2004 to January 2007, where he managed the company's worldwide customer service organization. Mr. Kreter holds a B.S. degree in mechanical engineering from California State University, Fullerton.

        Thomas N. Blair has served as our Senior Vice President, Agriculture and Weather Analytics (formerly, Performance Analytics) since July 2012. Prior to that, Mr. Blair served as general manager for Trimble Navigation Limited, a provider of integrated positioning, wireless, and software technology solutions, from 2007 to August 2011, and as vice president for new business development at @Road, Inc., a leading provider of mobile resource management solutions, from 2006 to 2007. He also worked as director of business and corporate development at iAnywhere Solutions, a Sybase company, from 2003 to 2006. Mr. Blair holds a B.S. degree in Management Information Systems from DeVry Institute of Technology and an M.S. degree in Computer Science from Rochester Institute of Technology.

        Ramin Massoumi has served as our Senior Vice President and General Manager, Transportation Systems since March 2015. Mr. Massoumi joined Iteris in 1998 and served in a number of executive and managerial positions prior to the promotion to his current position, most recently as our Vice President of Business Development from June 2011 to March 2015. Throughout his career, his focus has been in the application of advanced technologies in the traffic management market, and has led projects throughout the United States and the Middle East. Mr. Massoumi also serves as a lecturer of upper division courses on transportation engineering, ITS and multi-modal operation at University of

California at Irvine. Mr. Massoumi holds a B.S. degree in Civil Engineering from the University of California Irvine, an M.S. degree in Engineering from the University of California, Berkeley, and an M.B.A. from the University of Southern California.

  Summary Compensation Table

        The following table shows information regarding the compensation earned for the fiscal year ended March 31, 2015 ("Fiscal 2015") and Fiscal 2016 by (i) our Chief Executive Officer, (ii) our former interim Chief Executive Officer and (iii) our two most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers as of March 31, 2016. The officers listed below are collectively referred to as the "named executive officers" or "NEOs" in this report.

Name and Principal Position	Fiscal Year	Salary		Bonus		Option Awards(1)		Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)		Total
Joe Bergera(4)	2016	$197,502		$150,000	(5)	$1,659,150		$63,080	(5)	$7,610		$2,077,341
Chief Executive Officer
Kevin C. Daly, Ph.D(6)	2016	313,881		—		12,381	(7)	—		14,750	(8)	341,012
Former interim Chief	2015	47,770		—		10,091	(7)	—		33,500	(8)	91,361
Executive Officer
Andrew Schmidt	2016	325,000		32,500	(9)	91,950		40,369		9,750		499,569
Chief Financial Officer	2015	18,750	(10)	—		101,821		—		—		120,571
Todd Kreter	2016	250,016		—		91,950		85,296		7,650		434,912
Senior Vice President	2015	250,982		—		53,715		105,000		7,949		417,646

(1)
The dollar amounts shown represent the grant date fair value of stock options granted during the applicable fiscal year determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 11 to our consolidated financial statements in the Annual Report. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in the Annual Report. The options have an exercise price equal to the closing sales price of our common stock as of the grant date and, other than the options granted to Dr. Daly, vest in equal annual installments over four years and are not exercisable until vested. The option granted to Dr. Daly was for his service as a non-employee director of the Company and, as such, vests one year after the grant date and is immediately exercisable.

(2)
The amounts shown in this column constitute the cash bonuses paid to each named executive officer based on the attainment of certain pre-established criteria. These awards are discussed in further detail under "Plan-Based Bonuses" below.

(3)
Except as otherwise noted, represents 401(k) plan employer contributions paid by us.

(4)
Mr. Bergera was hired effective September 23, 2015 at an annual salary of $385,000. The Fiscal 2016 salary represents the amount earned by Mr. Bergera from his hire date to the end of such fiscal year.

(5)
Pursuant to his employment agreement, Mr. Bergera was eligible for a bonus of up to $300,000 for Fiscal 2016, of which $150,000 was a signing bonus payable on January 31, 2016, provided that Mr. Bergera was employed by the Company as of such date, and of which the remaining $150,000 was payable based on his attainment of certain pre-established criteria, as discussed in further detail under "Plan-Based Bonuses" below.

(6)
Dr. Daly served as our interim Chief Executive Officer from February 2015 until September 2015.

(7)
Represents the grant date fair value of the stock options granted to Dr. Daly during Fiscal 2015 and Fiscal 2016 for his service as a non-employee director of the Company prior to and subsequent to his service as our interim Chief Executive Officer.

(8)
Consists of fees that Dr. Daly earned in Fiscal 2015 and Fiscal 2016 for his service as a non-employee director of the Company prior to and subsequent to his service as our interim Chief Executive Officer.

(9)
Discretionary cash bonus.

(10)
Mr. Schmidt was hired in March 2015 at an annual salary of $325,000. The Fiscal 2015 salary represents the amount earned by Mr. Schmidt from his hire date to the end of such fiscal year.

Plan-Based Bonuses

        For Fiscal 2016, the potential compensation for Messrs. Bergera, Schmidt and Kreter included an annual cash bonus based upon criteria established by the Compensation Committee for such fiscal year.

        Under his employment agreement, Mr. Bergera was provided a target bonus opportunity of $150,000 (not including his signing bonus of $150,000), subject to attainment of specified corporate performance goals and Mr. Bergera's achievement of strategic objectives that were qualitative in nature and were established by the Compensation Committee. The objectives for Mr. Bergera generally included strategic assessment of the market and operations of the Company's business units, the design and implementation of forecasts, restructuring of the corporate marketing function and implementing a new role to drive the ITS/connected vehicle strategy. Mr. Bergera's bonus was based 40% on our total revenue and operating income goals (as described in more detail below) and 60% on his achievement of his strategic objectives.

        For Mr. Schmidt, his bonus was based 60% on our total revenue and operating income goals, 20% on revenue and operating income goals for our Performance Analytics segment, and 20% on achieving certain objectives related to staff recruitment and development, as well as strategic financial planning for the Company.

        For Mr. Kreter, his bonus was based 35% on our total revenue and operating income goals, 45% on revenue and operating income goals for our Roadway Sensors segment, and 20% on achieving certain objectives with respect to the Roadway Sensors segment, including development and enhancement of products, new customer development, and revamping the international strategy and distribution channel.

        The corporate and business unit performance targets for the annual cash bonuses for Messrs. Bergera, Schmidt and Kreter for Fiscal 2016 were as follows:

Performance Component(1)	No Bonuses At or Below	Target	Maximum
	(in thousands)
Corporate Revenue	$72,505	$85,300	$93,830
Corporate Operating Income	1,120	1,400	1,680
Roadway Sensors Revenue	35,505	39,450	43,395
Roadway Sensors Operating Income	4,120	5,150	6,180
Performance Analytics Revenue	9,720	10,800	11,880
Performance Analytics Operating Income	(7,500)	(6,250)	(5,000)

(1)
The corporate revenue and operating income goals were applicable to each of Messrs. Bergera, Schmidt and Kreter. The Roadway Sensors revenue and operating income goals were applicable to Mr. Kreter, and the Performance Analytics revenue and operating income goals were applicable to Mr. Schmidt.

        The target bonus opportunities for Fiscal 2016 based on the above criteria were as follows: Mr. Bergera—$150,000; Mr. Schmidt—$125,000; and Mr. Kreter—$137,500. If our performance for Fiscal 2016 exceeded the revenue and operating income targets set for bonus purposes, the executives could have earned an additional bonus of up to 50% of the target bonus award that was not based upon achieving individual objectives. The full 50% additional bonus would have been earned by the NEOs if the Company had achieved the revenue and operating income goals set forth under the "Maximum" column above. If the Company had achieved revenue and operating income which were less than the goals set forth under the "Maximum" column but more than the amounts set forth under the "Target" column, the additional bonus payable would have been proportional, or based on the level of the Maximum goal achieved when measured from the Target amount. For example, if the performance had exceeded the Target goal by 25% of the difference between the Maximum and Target amounts, then 25% of the 50% additional bonus relating to such performance goal would have been payable.

        In Fiscal 2016, our revenue and operating results for the Company and for the relevant business units for bonus purposes were as follows: Corporate Revenue—$77.7 million; Corporate Operating Loss—$(3.5) million; Roadway Sensors Revenue—$40.3 million; Roadway Sensors Operating Income—$4.8 million; Performance Analytics Revenue—$5.2 million; and Performance Analytics Operating Loss—$(9.3) million. As a percentage of the targets set for bonus purposes, the results were as follows: Corporate Revenue—91.1%; Corporate Operating Income—0%; Roadway Sensors Revenue—102.2%; Roadway Sensors Operating Income—93.2%; Performance Analytics Revenue—0%; and Performance Analytics Operating Income—0%. For bonus purposes, segment operating income results include certain corporate allocations. Accordingly, based upon the above described criteria, bonuses in the following amounts were approved for Fiscal 2016: Mr. Bergera—$63,080; Mr. Schmidt—$40,369; and Mr. Kreter—$85,296.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards held by each named executive officer as of July 22, 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date(1)	Option Expiration Date
Joe Bergera	—	1,350,000	$2.38	09/23/15	09/22/25
Chief Executive Officer
Kevin C. Daly, Ph.D.	5,000	—	2.54	09/14/06	09/13/16
Former interim Chief Executive	5,000	—	2.21	09/21/07	09/20/17
Officer	5,000	—	2.10	09/19/08	09/18/18
	5,000	—	1.73	09/18/09	09/17/19
	5,000	—	1.45	09/17/10	09/16/20
	10,000	—	1.18	09/16/11	09/15/21
	10,000	—	1.61	09/14/12	09/13/22
	10,000	—	1.75	09/23/13	09/22/23
	10,000	—	1.76	10/17/14	10/16/24
	10,000	—	2.40	09/24/15	09/23/25
Andrew Schmidt	25,000	75,000	1.79	03/16/15	03/15/25
Chief Financial Officer	—	75,000	2.37	11/02/15	11/01/25
Todd Kreter	25,000	—	2.46	02/21/08	02/20/18
Senior Vice President	25,000	—	1.41	05/27/09	05/26/19
	30,000	—	1.10	08/10/11	08/09/21
	20,000	20,000	1.81	07/29/13	07/28/23
	12,500	37,500	1.87	11/18/14	11/17/24
	—	75,000	2.37	11/02/15	11/01/25

(1)
Each option (other than the options granted to Dr. Daly) vests at the rate of 25% on each of the first four anniversaries of the grant date. Dr. Daly's options were granted to him for his service as a non-employee director of the Company, and all such options, other than the option granted on September 24, 2015, are fully vested.

Employment Contracts; Termination of Employment and Change of Control Arrangements

        We do not currently have any employment contracts in effect with any of our named executive officers other than the agreements described below. We provide incentives such as salary, benefits, option grants and restricted stock unit awards to attract and retain executive officers and other key associates. The plan administrator of the 2007 Omnibus Incentive Plan has the discretion to determine whether outstanding equity awards held by our NEOs are to vest upon a qualifying termination of employment following certain changes in control of the Company, or upon such change in control, but we do not provide for any automatic "single trigger" acceleration of equity awards upon a change in control (other than the option grant received by Dr. Daly in connection with his service as a non-employee director). Other than as noted in this section, there is no agreement or policy which would automatically entitle any named executive officer to severance payments or any other compensation as a result of such officer's termination.

  Agreement with Joe Bergera

        In connection with his hiring, we entered into an employment agreement with Joe Bergera, our Chief Executive Officer, dated September 8, 2015, pursuant to which Mr. Bergera will receive an annual base salary of $385,000, which may be increased from time to time at the discretion of the Compensation Committee. Mr. Bergera will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or a committee of the Board, provided that the bonus potential for Fiscal 2016 will be $300,000, of which $150,000 was a signing bonus payable on January 31, 2016 provided that Mr. Bergera was employed by the Company as of such date. The agreement is for an initial term of three years and will renew for successive one year periods until September 2025 unless either we or Mr. Bergera provides written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable.

        Pursuant to the agreement, Mr. Bergera also received an option grant under our 2007 Omnibus Incentive Plan to purchase up to 1,350,000 shares of our common stock (the "Option"). The Option will vest in equal annual installments over four years and has an exercise price equal to the closing sales price of our common stock on the date of grant of the Option.

        If during the initial term of the agreement or any renewal term, Mr. Bergera's employment with the Company is terminated without Cause (as such term is defined in the agreement), Mr. Bergera will be entitled to receive (i) salary continuation payments for 12 months following his termination, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which his employment is terminated and (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the termination. If Mr. Bergera is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control (as such terms are defined in the agreement) (such termination or resignation, a "CIC Termination"), Mr. Bergera will be entitled to receive (i) a lump sum payment equal to 125% of his base salary as then in effect, (ii) a lump sum payment equal to the pro-rated portion of his target bonus established by the Compensation Committee for the fiscal year in which the CIC Termination occurs, (iii) reimbursement for the cost of COBRA coverage for a period of up to 12 months following the CIC Termination, and (iv) acceleration of the vesting of the Option. In addition, upon termination of his employment due to death, Mr. Bergera's estate or beneficiaries will be entitled to receive salary continuation payments in the aggregate equal to 50% of his then current base salary.

  Agreement with Andrew Schmidt

        We entered into an employment agreement dated March 9, 2015 with Andrew Schmidt, our new Chief Financial Officer, in connection with his hiring. Pursuant to the agreement, Mr. Schmidt will receive an annual base salary of $325,000, which may be increased from time to time at the discretion of the Board or the Compensation Committee. He will also be eligible to participate in our executive bonus plan as then in effect and his potential bonus for each year will be established annually by the Board or the Compensation Committee, provided that the bonus potential for Fiscal 2016 was to be $125,000. The agreement will have an initial term of two years and will renew for successive one year periods until March 2025 unless either the Company or Mr. Schmidt provides written notice of non-renewal at least 30 days prior to the end of the initial term or renewal term, as applicable. If during the initial term of the agreement or any renewal term, Mr. Schmidt's employment with the Company is terminated without Cause or he resigns from the Company for Good Reason (as such terms are defined in the agreement), Mr. Schmidt will be entitled to salary continuation payments for six months following his termination in an aggregate amount of up to 50% of his annual base salary as then in effect. In addition, Mr. Schmidt will be entitled to receive reimbursement for the cost of COBRA coverage for a period of up to six months following such termination.

Director Compensation

        Directors who are not employees of Iteris or any of its subsidiaries receive an annual retainer of $35,000 per year, paid quarterly, with the Chairman of the Board receiving an additional $30,000 per year. No additional amounts are paid for attending meetings. In addition, each non-employee director who serves on a Board committee receives the following annual amounts, paid quarterly: Audit Committee—$6,000 (additional $6,000 for the Chair); Compensation Committee—$4,500 (additional $4,500 for the Chair); Nominating and Governance Committee—$2,000 (additional $2,000 for the Chair); and Finance and Strategic Committee—$4,500 (additional $4,500 for the Chair). All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of our Board of Directors and its committees.

        Non-employee directors are also eligible to receive periodic restricted stock units ("RSUs") under the Company's equity incentive plan then in effect. Each non-employee director shall be granted an annual RSU upon approval of the grant by the Compensation Committee as soon as reasonably practicable following the annual meeting of stockholders at which such director is re-elected. The annual RSU grant shall be worth $40,000 based on the closing price of the Company's common stock on the RSU grant date. Each RSU entitles the holder to receive shares of the Company's common stock upon vesting of those units. Each annual RSU vests in full upon the director's completion of one year of service measured from the date of the annual stockholders meeting to which the RSU relates. If a non-employee director joins the Board in between annual stockholder meetings, such director would receive an RSU for a pro rata portion of the annual grant, which RSU vests in full on the day before the next annual stockholders meeting.

        The following table sets forth a summary of the compensation earned in Fiscal 2016 by each person who served as a director during such year, who is not a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Richard Char	$29,000	$12,381	$41,381
Gregory A. Miner	41,500	12,381	53,881
Gerard M. Mooney	31,750	12,381	44,131
Thomas L. Thomas	34,875	12,381	47,256
Mikel H. Williams	34,500	12,381	46,881

(1)
Represents amounts earned by the directors based on the compensation arrangement described above.

(2)
The dollar amounts shown represent the grant date fair value of stock options granted in Fiscal 2016 determined pursuant to the Black-Scholes-Merton option pricing formula. For a discussion of valuation assumptions used in the calculations, see Note 11 to our consolidated financial statements in the Annual Report. See also our discussion of stock-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" in the Annual Report. At the end of Fiscal 2016, the above-listed directors held options for the following number of shares of common stock: Richard Char—75,000; Gregory A. Miner—75,000; Gerard M. Mooney—40,000; Thomas L. Thomas—75,000; and Mikel H. Williams—60,000.

Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and our bylaws require us to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        We have entered into agreements to indemnify certain of our directors and officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of Iteris, or as a director or officer of any other company or enterprise to which the person provides services at our request.

 PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of September 8, 2016, the number and percentage ownership of our common stock by (i) all persons known to us to beneficially own more than 5% of the outstanding common stock, (ii) each of the named executive officers, (iii) each of our directors and director nominees, and (iv) all of our executive officers and directors as a group. To our knowledge, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Lloyd I. Miller, III(3)	4,980,759	15.5%
Fundamental Global Investors, LLC(4)	2,600,194	8.1
Joe Bergera(5)	337,500	1.0
Andrew Schmidt(6)	53,750	*
Todd Kreter(7)	173,113	*
D. Kyle Cerminara(4)	2,600,194	8.1
Richard Char(8)	84,000	*
Kevin C. Daly, Ph.D(9)	483,232	1.5
Gregory A. Miner(10)	737,485	2.3
Gerard M. Mooney(11)	40,000	*
Thomas L. Thomas(12)	129,000	*
Mikel H. Williams(13)	70,000	*
All executive officers and directors as a group (11 persons)(14)	4,931,774	14.9%

*
Less than 1%.

(1)
The address of each of the directors and officers is 1700 Carnegie Avenue, Suite 100, Santa Ana, CA 92705.

(2)
Based on 32,186,185 shares of common stock outstanding as of October 31, 2016. Shares of common stock subject to options or warrants which are exercisable within 60 days of September 8, 2016 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options and warrants are not deemed to be outstanding for purposes of this calculation. In addition to the shares held in the individual's name, the number of shares indicated also includes shares held for the benefit of the named person under our 401(k) plan.

(3)
Pursuant to an amendment to a Schedule 13G filed on February 2, 2016 with the SEC, Mr. Miller reported that, as of December 31, 2015, he had sole dispositive and voting power with respect to 4,845,122 shares as (i) the manager of a limited liability company that is the general partner of certain limited partnerships, (ii) the manager of a limited liability company that is the adviser to certain trusts, (iii) the manager of a limited liability company, (iv) trustee to a certain grantor retained annuity trust and (v) an individual. As of such date, Mr. Miller also had shared dispositive and voting power with respect to 135,637 shares as (x) an advisor to the trustee of a certain trust and (y) an agent under a general durable power of attorney with respect to shares held in a trust account. The address for Mr. Miller is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405.

(4)
Pursuant to a Schedule 13D filed with the SEC on February 26, 2016, as amended on July 5, 2016, July 8, 2016, and August 3, 2016 and a Form 4 filed on September 8, 2016, (i) Fundamental Global Partners, LP, a Delaware limited partnership ("FGPP"); (ii) Fundamental Global Partners Master Fund, LP, a Cayman Islands exempted limited partnership ("FGPM"); (iii) Fundamental Global Investors, LLC, a North Carolina limited liability company; (iv) FGI Funds Management, LLC, a Florida limited liability company; (v) Joseph H. Moglia; (vi) D. Kyle Cerminara; (vii) Lewis M. Johnson; (viii) RELM Wireless Corporation, a Nevada corporation ("RELM"); and (ix) Tactical Capital Investments LLC, a Delaware limited liability company and a wholly-owned subsidiary of RELM, reported that, as of July 8, 2016, they beneficially owned in the aggregate 2,600,194 shares of Iteris' common stock, of which 248,854, 573,191, and 1,778,149 shares are held directly by FGPP, FGPM and RELM, respectively. Of the shares attributed to RELM, 100 shares are held by RELM of record; the remaining shares held by RELM are in an account that is managed by CWA Asset Management Group, LLC (doing business as "Capital Wealth Advisors"). FGI owns 50% of CWA Asset Management Group, LLC. Share purchases by RELM were made through Tactical Capital Investments LLC.

FGI may be deemed to beneficially own the shares of common stock disclosed as directly owned by FGPP and FGPM. As principals of FGI, Messrs. Cerminara, Johnson and Moglia may be deemed to beneficially own the shares of common stock disclosed as directly owned by FGPP and FGPM. FGI Funds Management, LLC, as the investment manager to FGPP and FGPM, may be deemed to beneficially own the shares of common stock disclosed as directly owned by FGPP and FGPM. As principals of FGI Funds Management, LLC, Messrs. Cerminara and Johnson may be deemed to beneficially own the shares of common stock disclosed as directly owned by FGPP and FGPM. FGI and its affiliates, as the largest stockholder of RELM, may be deemed to beneficially own the shares of common stock disclosed as directly owned by RELM. As principals of FGI and directors of RELM, Messrs. Cerminara and Johnson may be deemed to beneficially own the shares of common stock disclosed as directly owned by RELM. Messrs. Cerminara, Johnson and Moglia expressly disclaim such beneficial ownership. FGI expressly disclaims beneficial ownership of the shares of common stock held by RELM.

Each of FGPP and FGPM beneficially owns, and has the shared power to direct the voting and disposition of, the shares of common stock disclosed as beneficially owned by it. FGI has the shared power to direct the voting and disposition of the shares of common stock held by FGPP and FGPM. FGI Funds Management, LLC, as the investment manager of FGPP and FGPM, has the shared power to direct the voting and disposition of the shares of common stock held by FGPP and FGPM. Messrs. Cerminara and Johnson, as principals of FGI Funds Management, LLC, may be deemed to have the shared power to direct the voting and disposition of the shares of common stock held by FGPP and FGPM. Messrs. Cerminara, Johnson and Moglia, as principals of FGI, may be deemed to have the shared power to direct the voting and disposition of the shares of common stock held by FGPP and FGPM. RELM beneficially owns, and has the shared power to direct the voting and disposition of, the shares of common stock disclosed as beneficially owned by it. As principal of FGI and directors of RELM, Messrs. Cerminara and Johnson, and FGI may be deemed to have the shared power to direct the voting and disposition of the shares of common stock held by RELM.

The principal business addresses of the various entities and persons are as follows: (i) RELM and Tactical Capital Investments LLC: 7100 Technology Drive, West Melbourne, Florida 32904; (ii) FGPP, FGI and Mr. Moglia: 4201 Congress Street, Suite 140, Charlotte, North Carolina 28209; (iii) FGPM: c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands; (iv) FGI Funds Management, LLC: 9045 Strada Stell Court, Suite 106, Naples, Florida 34109; (v) Mr. Cerminara: c/o Fundamental Global Investors, LLC, 4201 Congress Street, Suite 140, Charlotte, North Carolina 28209; c/o Ballantyne Strong, Inc., 13710 FNB

  Parkway, Suite 400, Omaha, Nebraska 68154; and 131 Plantation Ridge Dr., Suite 100, Mooresville, North Carolina 28117; and (vi) Mr. Johnson: c/o CWA Asset Management Group, LLC, 9045 Strada Stell Court, Suite 106, Naples, Florida 34109, and c/o Fundamental Global Investors, LLC, 4201 Congress Street, Suite 140, Charlotte, North Carolina 28209.

(5)
Consists of 337,500 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(6)
Includes 43,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(7)
Includes 141,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(8)
Includes 75,000 shares held by the Char-Yoshida Family Trust[, of which Mr. Char is a trustee].

(9)
Consists of (i) 79,100 shares held by the Daly Family Trust, of which Dr. Daly is a trustee, (ii) 329,032 shares held by Dr. Daly's IRA, (iii) 100 shares held by Dr. Daly's spouse, and (iv) 70,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(10)
Includes (i) 183,334 shares held by Mr. Miner's IRA, (ii) 19,230 shares held by Mr. Miner's wife's IRA and (iii) 70,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(11)
Consists of 40,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(12)
Includes 75,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(13)
Includes 60,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016.

(14)
Includes 1,021,250 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after September 8, 2016. The number indicated includes shares held by Tom Blair and Ramin Massoumi, who are executive officers but not named executive officers for purposes of the Annual Report.

CERTAIN TRANSACTIONS

        Since April 1, 2014, other than the agreements and transactions described in "Executive Compensation and Other Information" and the transactions described below, there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or the average of our total assets at year-end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

        We previously subleased office space to Maxxess Systems, Inc. ("Maxxess"), one of our former subsidiaries that we sold in September 2003. The sublease terminated in September 2007, at which time Maxxess owed us an aggregate of $274,000. Maxxess executed a promissory note for such amount, which was subsequently amended and restated on July 23, 2013. The amended and restated note bears interest at a rate of 6% per annum, compounded annually, with accrued interest payable quarterly on the first business day of each calendar quarter. Maxxess continues to pay down the balance of this note by providing consulting services to Iteris, although we have previously fully reserved for amounts owed to us by Maxxess and the outstanding principal balance remains fully reserved. As of March 31, 2016, approximately $219,000 of the original principal balance was outstanding and payable to us. For each of the fiscal years ended March 31, 2016 and 2015, interest payments totaling approximately $14,000 and $16,000, respectively, were made by Maxxess. We have previously fully reserved for amounts owed to us by Maxxess and all outstanding principal remains fully reserved. During the three months ended September 30, 2016, Maxxess rendered approximately $18,000 of professional services to the Company, which further reduced the outstanding balance due on this note. As of September 30, 2016, approximately $146,000 of the original principal balance was outstanding and payable to Iteris. Maxxess is currently owned by an investor group that includes one former Iteris director, who has not been a director of Iteris since September 2013, and one existing director of Iteris, who currently owns less than 2% of Maxxess' capital stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the federal securities laws, our directors and officers and any persons holding more than 10% of our common stock are required to report their ownership of our common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to report any failure to file by such dates. For Fiscal 2016, the Form 4 reports for option grants for 75,000, 75,000, 20,000 and 75,000 shares of common stock, respectively, for Messrs. Thomas Blair, Todd Kreter, Ramin Massoumi, and Andrew Schmidt were not filed within two business days of the November 2, 2015 grant date. Based solely on our review of copies of the reports on Forms 3, 4 and 5 received by us during or with respect to Fiscal 2016 and written representations received from the reporting persons that no other reports were required, except as indicated in the foregoing sentence, we believe that all directors, executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section.

ANNUAL REPORT

        A copy of our Annual Report (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to Investor Relations, Iteris, Inc., 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. The Annual Report (including the exhibits thereto) is also available on the SEC's website at www.sec.gov.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholders may present proposals for action at a future meeting or nominate persons for the election of directors only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Pursuant to Rule 14a-8 of the Exchange Act, some stockholders proposals may be eligible for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"). Stockholder proposals that are intended to be presented at our 2017 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than July 24, 2017.

        If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the proposal or nomination must be received by us on or between August 17, 2017 and September 16, 2017. If the date of the 2017 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2016 Annual Meeting of Stockholders (a situation that we do not anticipate), then the stockholder must submit any such proposal or nomination not later than the close of business of the 10th day following the earlier of (i) the day on which the notice of the meeting was mailed or (ii) public disclosure of the date of such meeting is first made.

Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.

        In addition, with respect to any proposal that a stockholder presents at the 2017 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board of Directors for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

        Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The presiding officer of the 2017 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

OTHER BUSINESS

        The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

THE BOARD OF DIRECTORS OF ITERIS, INC.

Santa Ana, California
November 21, 2016

 Appendix A

ITERIS, INC.

2016 OMNIBUS INCENTIVE PLAN

ARTICLE 1

GENERAL PROVISIONS

        1.1    PURPOSE OF THE PLAN

        This 2016 Omnibus Incentive Plan (the "Plan") is intended to promote the interests of Iteris, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

        The Plan serves as the successor to the Corporation's 2007 Omnibus Incentive Plan (the "Predecessor Plan"), and no further awards shall be made under the Predecessor Plan on or after the Plan Effective Date. All awards outstanding under the Predecessor Plan on the Plan Effective Date shall remain outstanding under the Predecessor Plan and shall be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        1.2    TYPES OF AWARDS

        Awards may be made under the Plan in the form of (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) cash incentive awards and (vi) dividend equivalent rights.

        1.3    ADMINISTRATION OF THE PLAN

        (a)   The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board's discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the Plan with respect to one or more classes of eligible persons (other than Section 16 Insiders) to one or more officers of the Corporation.

        (b)   Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

        (c)   Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full authority to determine (i) which eligible persons are to receive Awards under the Plan, (ii) the type, size, terms and conditions of the Awards to be made to each Participant, (iii) the time or times when those Awards are to be made, (iv) the number of shares or amount of payment to be covered by each such Award, (v) the time or times when the Award is to become exercisable, (vi) the status of an option for federal tax purposes, (vii) the maximum term for which an Award is to remain outstanding, (viii) the vesting and issuance schedules applicable to the shares which are the subject of the Award, (ix) the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled, (x) the vesting schedule for a cash incentive award, and (xi) with respect to performance-based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.

        (d)   Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.

        (e)   Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

        1.4    ELIGIBILITY

        (a)   The persons eligible to participate in the Plan are as follows:

            (i)  Employees,

           (ii)  Non-Employee Directors and non-employee members of the board of any Parent or Subsidiary, and

          (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        1.5    STOCK SUBJECT TO THE PLAN

        (a)   The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to Section 1.5(h) and adjustment pursuant to Section 1.5(j), the number of shares reserved for issuance under the Plan shall be 3,334,771. However, such share reserve shall be reduced by one (1) share for every one (1) share that was subject to an option or stock appreciation right granted after July 22, 2016 and prior to the Plan Effective Date under the Predecessor Plan and 1.79 shares for every one (1) share that was subject to an award (other than an option or stock appreciation right) granted after July 22, 2016 and prior to the Plan Effective Date under the Predecessor Plan (such awards granted after July 22, 2016 and prior to the Plan Effective Date under the Predecessor Plan, the "Interim Period Awards").

        (b)   Subject to adjustment pursuant to Section 1.5(j), the maximum number of shares of Common Stock that may be issued pursuant to Incentive Options granted under the Plan shall be 3,334,771.

        (c)   The maximum number of shares of Common Stock for which options and stock appreciation rights that are settled in shares may be granted to any person under the Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock in the aggregate.

        (d)   The maximum number of shares of Common Stock for which Awards (other than options and stock appreciation rights that are settled in shares and that are intended to comply with the performance-based exception under Code Section 162(m)) may be granted to any person under the Plan in any fiscal year shall not exceed 2,000,000 shares of Common Stock (which limit shall refer to the maximum amount that can be earned) in the aggregate.

        (e)   During any fiscal year no Participant may be granted cash incentive awards that are intended to comply with the performance-based exception under Code Section 162(m) under which a total of more than $3,000,000 may be earned for each twelve (12) months in the performance period.

        (f)    The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards made to any Non-Employee Director under the Plan in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such Non-Employee Director in respect of such fiscal year, shall not exceed $250,000 in total value.

        (g)   The number of shares of Common Stock reserved for award and issuance under this Plan pursuant to Section 1.5(a) shall be reduced on a one-for-one basis for each share of Common Stock subject to an option or stock appreciation right and by a fixed ratio of 1.79 shares of Common Stock for each share of Common Stock subject to a Full Value Award.

        (h)   Shares of Common Stock subject to outstanding Awards (including awards granted under the Predecessor Plan) shall be available for subsequent award and issuance under the Plan to the extent those Awards expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) share for every one (1) share subject to options or stock appreciation rights granted under the Plan and the Predecessor Plan, (ii) as 1.79 shares for every one (1) share subject to Awards other than options or stock appreciation rights granted under the Plan and the Predecessor Plan, and (iii) for each unvested share issued under the Plan and the Predecessor Plan for cash consideration not less than the Fair Market Value per share of Common Stock on the date of grant and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan and Predecessor Plan, as applicable, one share shall become available for subsequent award and issuance under the Plan.

        (i)    Should the exercise price of an option or any withholding taxes incurred in connection with the exercise of an option under the Plan (or any options granted under the Predecessor Plan) be paid with shares of Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), then in each such case, the shares so tendered or withheld shall be added to the shares of Common Stock available for grant under the Plan on a one-for-one basis. Upon the exercise of any stock appreciation right under the Plan (and any Interim Period Awards), the share reserve shall be reduced only by the net number of shares issued upon such exercise and not by the gross number of shares as to which such right is exercised. If shares of Common Stock are withheld by the Corporation, or if shares of Common Stock are tendered by the Participant, in either case, in satisfaction of the withholding taxes incurred in connection with the vesting or settlement of a Full Value Award (or an award other than a stock option or stock appreciation right that was granted under the Predecessor Plan), then in each such case the shares of Common Stock so tendered or withheld shall be added to the shares of Common Stock available for issuance under the Plan in accordance with the ratio described in Sections 1.5(h) above.

        (j)    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and Stand-alone Rights that are settled in shares under the Plan in any fiscal year, (iii) the maximum number and/or class of securities for which any one person may be granted Awards (other than Stock options and Stand-alone Rights that are settled in shares) under the Plan in any fiscal year, (iv) the maximum number and/or class of securities that may be issued pursuant to Incentive Options, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Plan (including the Interim Period Awards) and the consideration (if any) payable per share, and (vi) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive. In addition, in the event of a Change in Control, the provisions of Section 2.7 shall apply.

        (k)   Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        (l)    Substitute Awards shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to a Participant under Section 1.5(c) or 1.5(d), nor shall shares subject to a terminated, cancelled or forfeited Substitute Award be added to the shares available for issuance under the Plan as provided above. Additionally, in the event that a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination. For purposes of this section, "Substitute Awards" shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary (or Parent) or with which the Company or any Subsidiary (or Parent) combines.

ARTICLE 2

AWARDS

        2.1    OPTIONS

        (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Incentive Options and Non-Statutory Options evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below. Each agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of Section 2.1(f) below.

        (b)    Exercise Price.

            (i)  The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

           (ii)  The exercise price shall be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:

            (A)  cash or check made payable to the Corporation,

            (B)  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

            (C)  shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, or

            (D)  to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation's pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        (c)    Exercise and Term of Options.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the option, subject to Section 2.9. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

        (d)    Effect of Termination of Service.

            (i)  The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant's cessation of Service or death:

            (A)  Any option outstanding at the time of the Participant's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

            (B)  Any option held by the Participant at the time of the Participant's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant's estate or by the person or persons to whom the option is transferred pursuant to the Participant's will or the laws of inheritance or by the Participant's designated beneficiary or beneficiaries of that option.

            (C)  Should the Participant's Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options, then all of those options shall terminate immediately and cease to be outstanding.

            (D)  During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Participant's cessation of Service except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

           (ii)  The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

            (A)  extend the period of time for which the option is to remain exercisable following the Participant's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;

            (B)  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option; and/or

            (C)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

        (e)    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant exercise an option for unvested shares and subsequently cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        (f)    Incentive Options.    The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.1(f), all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.1(f).

          (i)    Eligibility.    Incentive Options may only be granted to Employees.

          (ii)    Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

          To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

          (iii)    10% Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

        2.2    STOCK APPRECIATION RIGHTS

        (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

        (b)    Types.    Two types of stock appreciation rights shall be authorized for issuance under this Section 2.2: (i) tandem stock appreciation rights ("Tandem Rights") and (ii) stand-alone stock appreciation rights ("Stand-alone Rights").

        (c)    Tandem Rights.    The following terms and conditions shall govern the grant and exercise of Tandem Rights.

            (i)  One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

           (ii)  Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.

        (d)    Stand-Alone Rights.    The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

            (i)  One or more Participants may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish, subject to Section 2.9. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.

           (ii)  Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

          (iii)  The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

          (iv)  The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

           (v)  The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

        (e)    Post-Service Exercise.    The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant's Service shall be substantially the same as those set forth in Section 2.1(d) for the options granted under the Plan, and the Plan Administrator's discretionary authority under Section 2.1(d)(ii) shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

        2.3    STOCK AWARDS

        (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock awards either as vested or unvested shares of Common Stock, through direct and immediate issuances. Each stock award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

        (b)    Consideration.

        Shares of Common Stock may be issued under a stock award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

            (i)  cash or check made payable to the Corporation,

           (ii)  past services rendered to the Corporation (or any Parent or Subsidiary); or

          (iii)  any other valid consideration under the State in which the Corporation is at the time incorporated.

        (c)    Vesting Provisions.

            (i)  Stock awards may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant's period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any stock award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

           (ii)  The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock awards so that the shares of Common Stock subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

          (iii)  Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under a stock award or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

          (iv)  The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code

  Section 162(m), except in the event of the Participant's death or Permanent Disability or a Change in Control.

           (v)  Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate, unless and to the extent the Plan Administrator determines at the time to vest and distribute such securities or other property. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any stock Award that vests based on achievement of Performance Goals shall be accumulated, subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall be paid at the time such restrictions and risk of forfeiture lapse. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

        2.4    RESTRICTED STOCK UNITS

        (a)    Authority.    The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant restricted stock units evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

        (b)    Terms.    Each restricted stock unit award shall entitle the Participant to receive the shares underlying that Award (or an amount based on the value of the shares) upon vesting or upon the expiration of a designated time period following the vesting of those Awards. Payment of shares underlying a restricted stock unit Award may be deferred for a period specified by the Plan Administrator at the time the restricted stock unit is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. Restricted stock units subject to performance vesting may also be structured so that the underlying shares are convertible into shares of Common Stock (or a payment based on the value of the shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.

        (c)    Vesting Provisions.

            (i)  Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant's period of Service or upon the attainment of specified performance objectives.

           (ii)  The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more restricted stock unit awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

          (iii)  Outstanding restricted stock units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of restricted stock units as to which the designated Performance Goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's death or Permanent Disability or a Change in Control.

        (d)    Payment.    Restricted stock units that vest may be settled in (i) cash, (ii) shares of Common stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.

        2.5    CASH INCENTIVE AWARDS

        (a)   The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant cash incentive awards. The Plan Administrator shall determine the terms and conditions applicable to cash incentive awards, including the criteria for the vesting and payment of cash incentive awards. Cash incentive awards shall be based on such measures as the Plan Administrator deems appropriate and need not relate to the value of shares of Common Stock. Cash incentive awards may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant's period of Service or upon the attainment of specified performance objectives. Payment of cash incentive awards may be deferred for a period specified by the Plan Administrator at the time the Award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.

        (b)   The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more cash incentive awards so that the awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.

        (c)   Outstanding cash incentive awards units shall automatically terminate without any payment if the designated Performance Goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding cash incentive awards as to which the designated Performance Goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to cash incentive awards which were intended, at the time those Awards were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's death or Permanent Disability or a Change in Control.

        2.6    DIVIDEND EQUIVALENT RIGHTS

        (a)    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant dividend equivalent rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that the terms of each such agreement shall not be inconsistent with the terms specified below.

        (b)    Terms.    The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan, except dividend equivalent rights shall not be granted in connection with an option, stock appreciation right or cash incentive award. The term of each dividend equivalent right award shall be established by the Plan Administrator at the time of grant, but no such award shall have a term in excess of ten (10) years.

        (c)    Entitlement.    Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a dividend equivalent right is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that dividend equivalent right remains outstanding.

        (d)    Timing of Payment.    Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the dividend equivalent right is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. In no event, however, shall any dividend equivalent right award made with respect to an Award subject to performance-vesting conditions vest or become payable prior to the vesting of that Award (or the portion thereof to which the dividend equivalent right award relates) upon the attainment of the applicable Performance Goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award.

        (e)    Form of Payment.    Payment of the amounts due with respect to dividend equivalent rights may be made in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant's book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as determined by the Plan Administrator in its sole discretion.

        2.7    EFFECT OF CHANGE IN CONTROL

        Unless otherwise provided in an Award Agreement, the following provisions shall apply with respect to Awards in the event of a Change in Control:

          (a)   In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Corporation or any successor corporation (or parent thereof) which preserves the spread existing on the unvested Award shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate purchase price payable for such shares) and, subject to Section 2.7(c) below, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A.

          (b)   To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section 2.7(a), such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the grant of the Award. The Plan Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall terminate and cease to be outstanding. The holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section 2.7(c), a lump sum cash payment in an amount equal to the product of (i) number of shares of Common Stock subject to such Award and (ii) the excess of (a) the Fair Market Value per share of Common Stock on the date of the Change in Control over (b) the per share exercise price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise price or purchase price in effect for such Award. Notwithstanding the foregoing, if any Award is subject to a performance-vesting condition tied to the attainment of one or more specified Performance Goals, and such Award is not to be so assumed, substituted, continued, or replaced, that Award shall vest immediately prior to the effective date of the actual Change in Control transaction, based on actual performance as of the Change in Control, and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis (if any) shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Award Agreement.

          (c)   The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section 2.7(a) or Section 2.7(b) to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock.

          (d)   Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

          (e)   In the event of any Change in Control, the Plan Administrator in its sole discretion may determine that all outstanding repurchase rights (i) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) are to be terminated and the shares of Common Stock subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          (f)    Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (v) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator's approval, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

          (g)   The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that (i) it shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to that Award shall immediately terminate) upon the occurrence of a Change in Control, whether or not such Award is to be assumed in the Change in Control or otherwise continued in effect or (ii) the shares subject to such Award will automatically vest on an accelerated basis should the Participant's Service terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate.

          (h)   The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        2.8    REPRICING PROGRAMS

        The Plan Administrator shall not have the discretionary authority, except pursuant to Section 1.5(j), to (i) implement cancellation/regrant programs pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, other Awards, or in equity securities of the Corporation (except in the event of a Change in Control) or (iii) reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the Plan, in any case without stockholder approval.

        2.9    MINIMUM VESTING

        No option or stock appreciation right may vest over a period of less than one year from the date of grant of the award. Notwithstanding the foregoing, up to 5% of the available shares of Common Stock authorized for issuance under the Plan as of the Plan Effective Date may be issued pursuant to options or stock appreciation rights that vest (in full or in part) over a period of less than one year from the date of grant of the awards (the "5% Basket"). Any option or stock appreciation right granted under the Plan may vest in full or in part upon death or disability of the Participant, or upon a Change in Control, under Section 2.7 or the applicable Award Agreement, and such vesting shall not count against the 5% Basket.

ARTICLE 3

MISCELLANEOUS

        3.1    DEFERRED COMPENSATION

        (a)   The Plan Administrator may, in its sole discretion, structure one or more Awards (other than options and stock appreciation rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

        (b)   The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect,

prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Plan that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

        (c)   To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the Participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

        3.2    TRANSFERABILITY OF AWARDS

        The transferability of Awards granted under the Plan shall be governed by the following provisions:

          (a)    Incentive Options.    During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant's death.

          (b)    Other Awards.    All other Awards shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more such Awards so that the Award may be assigned in whole or in part during the Participant's lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant's estate plan or pursuant to a domestic relations order. The assigned portion of an Award may only be exercised (if applicable) by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion of the Award shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          (c)    Beneficiary Designation.    Notwithstanding the foregoing, a Participant may, to the extent permitted by the Plan Administrator, designate one or more persons as the beneficiary or beneficiaries of some or all of his or her outstanding Awards, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant's death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised (if applicable) following the Participant's death.

        3.3    STOCKHOLDER RIGHTS

        A Participant shall not have any of the rights of a stockholder with respect to shares of Common Stock covered by an Award until the Participant becomes the holder of record of such shares. However, a Participant may be granted the right to receive dividend equivalents under Section 2.6 with respect to one or more outstanding Awards.

        3.4    TAX WITHHOLDING

        (a)   The Corporation's obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable tax withholding requirements.

        (b)   The Plan Administrator may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the issuance, exercise, vesting or settlement of those Awards or the issuance of shares of Common Stock thereunder. Such right may be provided to any such holder in either or both of the following formats:

          (i)    Stock Withholding:    The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes based on the minimum required tax withholding rate for the Participant, or such other rate as determined by the Plan Administrator.

          (ii)    Stock Delivery:    The election to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual.

        3.5    SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

        3.6    EFFECTIVE DATE AND TERM OF THE PLAN

        (a)   The Plan shall become effective on the Plan Effective Date.

        (b)   The Plan shall terminate upon the earliest to occur of (i) the date immediately preceding the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control, or (iii) the termination of the Plan by the Board. Should the Plan terminate under subsection (i) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

        3.7    AMENDMENT OF THE PLAN

        (a)   The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.

        (b)   The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

        (c)   Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

        3.8    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        3.9    REGULATORY APPROVALS

        (a)   The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

        (b)   No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

        3.10    NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        3.11    RECOUPMENT

        Participants shall be subject to any clawback, recoupment or other similar policy required by law or regulations or adopted by the Board as in effect from time to time and Awards and any cash, shares of Common Stock or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect from time to time.

 APPENDIX

        The following definitions shall be in effect under the Plan:

          (a)   Award shall mean any of the following awards authorized for issuance or grant under the Plan: options, stock appreciation rights, stock awards, restricted stock units, cash incentive awards and dividend equivalents.

          (b)   Award Agreement shall mean the written agreement(s) (which may be in electronic form) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.

          (c)   Board shall mean the Corporation's Board of Directors.

          (d)   Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

              (A)  consummation of a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing at least fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

              (B)  a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

              (C)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation's securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders, or

              (D)  a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period ("Incumbent Directors") or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.

          (e)   Code shall mean the Internal Revenue Code of 1986, as amended.

          (f)    Common Stock shall mean the Corporation's Common Stock.

          (g)   Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members, each of whom is intended to qualify as a "non-employee director" (as defined in Rule 16b-3 under the Exchange Act), an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of any securities exchange or automated quotation system on which the Common Stock is then listed, quoted or traded; provided that any action taken by the Compensation Committee shall be valid and effective, whether or not one or more members of the Compensation Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Compensation Committee.

          (h)   Corporation shall mean Iteris, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Iteris, Inc.

          (i)    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          (j)    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          (k)   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (i)  If the Common stock is at the time traded on a Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii)  If the Common Stock is at the time quoted on a national or regional securities exchange or market system (including over-the-counter markets and the Nasdaq Capital Market) determined by the Plan Administrator to be the primary market for the Common Stock, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is officially reported by such exchange or market system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price of a share of Common Stock on the last preceding date for which such quotation exists.

          (l)    Family Member shall mean, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

          (m)  Full Value Award means an Award other than an option or stock appreciation right.

          (n)   Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual's voluntary resignation following one or more of the following without the individual's consent; (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties, responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom such individual reports, (C) a material reduction in such individual's level of base compensation, with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a material relocation of such individual's place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that a resignation for Good Reason may be effected only after (i) the individual provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction, (ii) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice, and (iii) the individual resigns within thirty (30) days after the expiration of the Corporation's cure period set forth in subsection (ii).

          (o)   Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

          (p)   Involuntary Termination shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or such individual's voluntary resignation for Good Reason.

          (q)   Misconduct shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other Misconduct definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award

    Agreement), Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

          (r)   1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          (s)   Non-Employee Director shall mean a non-employee member of the Board.

          (t)    Non-Statutory Option shall mean an option not an Incentive Option.

          (u)   Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (v)   Participant shall mean any eligible person who is granted an Award under the Plan.

          (w)  Permanent Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          (x)   Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholder equity; (vii) total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) market share, (xviii) market capitalization, (xix) application approvals, (xx) litigation and regulatory resolution goals, (xxi) implementation, completion or attainment of key projects, product sales or milestones, (xxii) budget comparisons, (xxiii) growth in stockholder value relative to the growth of a peer group or index; (xxiv) development and implementation of strategic plans and/or organizational restructuring goals; (xxv) development and implementation of risk and crisis management programs; (xxvi) improvement in workforce diversity; (xxvii) compliance requirements and compliance relief; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xxxi) recruiting and maintaining personnel, employee retention, measures of customer satisfaction, employee satisfaction or staff development; (xxxii) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation's revenue or profitability or enhance its customer base; and (xxxiii) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation's business units or divisions or any Parent or Subsidiary. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), in accordance with accounting principles established by the International Accounting Standards Board ("IASB Principles"), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Corporation; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Corporation) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Corporation; (K) an event either not directly related to the operations of the Corporation, Parent, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Corporation; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the Plan.

          (y)   Plan shall mean the Corporation's 2016 Equity Omnibus Plan, as set forth in this document.

          (z)   Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board, the Secondary Board Committee or any delegate of the Board or the Compensation Committee authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

          (aa) Plan Effective Date shall mean the date upon which the Plan is approved by the stockholders.

          (bb) Predecessor Plan shall mean the Corporation's 2007 Omnibus Incentive Plan.

          (cc) Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

          (dd) Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          (ee) Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

              (i)  Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

             (ii)  In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a Non-Employee Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Award. For purposes of this particular definition of Service, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.

            (iii)  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant's Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation's written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

          (ff)  Stand-alone Rights shall have the meaning set forth in Section 2.2.

          (gg) Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

          (hh) Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii)   Tandem Rights shall have the meaning set forth in Section 2.2.

          (jj)   10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          (kk) Withholding Taxes shall mean the applicable federal, state and foreign income and employment withholding taxes and other payments to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

 Appendix B

ITERIS, INC.
NON-INCENTIVE STOCK OPTION AGREEMENT

        This NON-INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made this 23rd day of September 2015, by and between Iteris, Inc., a Delaware corporation (the "Company"), and Joe Bergera, an individual resident of Piedmont, California ("Optionee"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Iteris, Inc. 2007 Omnibus Incentive Plan (the "Plan").

        1.    Grant of Option.    The Company hereby grants Optionee the option (the "Option") to purchase all or any part of an aggregate of 1,350,000 shares (the "Shares") of common stock, $0.10 par value ("Common Stock"), of the Company at the exercise price of $2.38 per share according to the terms and conditions set forth in this Agreement and in the Plan. The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option is issued under the Plan and is subject to its terms and conditions. A copy of the Plan will be furnished upon request of Optionee.

        The Option shall terminate at the close of business ten (10) years from the date hereof.

        2.    Vesting of Option Rights.

        (a)   Except as otherwise provided in this Agreement, the Option may be exercised by Optionee in accordance with the following schedule:

  Exercise Schedule:    The Option shall become exercisable in a series of four (4) successive equal annual installments (i.e., one-fourth of the Shares each year) upon Optionee's completion of each year of Service over the four (4) year period measured from September 23, 2015 ("Vesting Commencement Date"). In no event shall the Option become exercisable for any additional Shares after Optionee's cessation of Service.

        (b)   During the lifetime of Optionee, the Option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, Optionee may transfer the Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)); provided, however, that (i) Optionee may not receive any consideration for such transfer, (ii) the Family Member must agree in writing not to make any subsequent transfers of the Option other than by will or the laws of the descent and distribution and (iii) the Company receives prior written notice of such transfer.

        (c)   If, during the twelve (12)-month period following a Change in Control (as defined in Section 5(e)), the Optionee voluntarily resigns for Good Reason (as defined below) or the Company terminates Optionee's employment for any reason other than for Cause (as defined in Section 3(e)) (such resignation or termination a "CIC Termination"), then the vesting and exercisability of this Option as set forth in Section 2(a) shall accelerate in part as follows: (i) if the CIC Termination occurs prior to the second anniversary of the Vesting Commencement Date, the Option shall accelerate to the extent to make the Option fifty percent (50%) vested as of the CIC Termination; (ii) if the CIC Termination occurs prior to the third anniversary of the Vesting Commencement Date, the Option shall accelerate to the extent to make the Option seventy-five percent (75%) vested as of the CIC Termination; and (iii) if the CIC Termination occurs prior to the fourth anniversary of the Vesting Commencement Date, the Option shall accelerate to the extent to make the Option one hundred percent (100%) vested as of the CIC Termination. For purposes of this Agreement, "Good Reason" shall have the meaning ascribed to the term in that certain Employment Agreement dated

September 8, 2015 by and between the Company and Optionee (as may be amended from time to time, the "Employment Agreement").

        3.    Exercise of Option after Death or Termination of Employment or Service.    The Option shall terminate and may no longer be exercised if Optionee ceases to be employed by or provide Service to the Company or its Affiliates, except that:

        (a)   If Optionee's employment shall be terminated for any reason, voluntary or involuntary, other than for Cause or Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), Optionee may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Optionee on the date of the termination of Optionee's employment.

        (b)   If Optionee's employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

        (c)   If Optionee shall die while the Option is still exercisable according to its terms or if employment is terminated because Optionee has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Optionee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Optionee's death or date of termination of employment for disability by Optionee, personal representatives or administrators or guardians of Optionee, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Optionee was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

        (d)   Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

        (e)   "Cause" shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Affiliate), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Affiliate) may consider as grounds for the dismissal or discharge of any Optionee in the Service of the Company (or any Affiliate). However, if the term or concept has been defined in an employment agreement between the Company and Optionee (including the Employment Agreement), then Cause shall have the definition set forth in such employment agreement. For purposes of this paragraph, no action or failure to act on Optionee's part shall be considered "willful" unless done or omitted to be done, by Optionee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

        4.    Method of Exercise of Option.    Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price. Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company's Common Stock already owned by Optionee having a Fair Market Value equal to the full exercise price of the Shares being acquired, (iii) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002, by delivering to the Company the full exercise price of the Shares being acquired in a combination of cash and Optionee's full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the exercise price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, (iv) subject to Section 402 of the Sarbanes-Oxley Act of 2002, to the extent this Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (1) to Optionee's brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or (v) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002, by delivering to the Company a combination of any of the forms of payment described above. This Option may be exercised only with respect to full shares and no fractional share of stock shall be issued.

        5.    Change in Control.

        (a)   Immediately prior to the effective date of a "Change in Control" (as defined in Section 5(e)), this Option shall vest and become exercisable for all of the Shares and may be exercised for any or all of those Shares. However, this Option shall not vest and become exercisable on an accelerated basis if and to the extent: (i) this Option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Shares for which this Option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Shares over the aggregate exercise price payable for such Shares) and provides for subsequent payout of that spread no later than the time this Option would have vested and become exercisable for those Shares.

        (b)   Immediately following the consummation of the Change in Control, this Option shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

        (c)   If this Option is assumed or otherwise continued in effect in connection with a Change in Control, then this Option shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had this Option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the exercise price, provided the aggregate exercise price shall remain the same. To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this Option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

        (d)   This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        (e)   For purposes of this Agreement, "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company's assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders. However, if the term or concept has been defined in an employment agreement between the Company and Optionee (including the Employment Agreement), then Change in Control shall have the definition set forth in such employment agreement.

        6.    Capital Adjustments and Reorganization.    Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (a) the number and/or class of securities subject to this Option and (b) the exercise price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

        7.    Miscellaneous.

        (a)    Entire Agreement; Plan Provisions Control.    This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be and binding on all persons having an interest in this Option. All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan.

        (b)    No Rights of Stockholders.    Neither Optionee, Optionee's legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Optionee, Optionee's legal representative or permissible assignee, as applicable, without restrictions thereto.

        (c)    No Right to Employment.    The grant of the Option shall not be construed as giving Optionee the right to be retained in the employ of, or if Optionee is a director of the Company or an Affiliate as giving the Optionee the right to continue as a director of, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without Cause. In addition, the Company or an Affiliate may at any time dismiss Optionee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Option granted hereunder shall not form any part of the wages or salary of Optionee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Optionee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

        (d)    Governing Law.    The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

        (e)    Severability.    If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

        (f)    No Trust or Fund Created.    Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Optionee or any other person.

        (g)    Headings.    Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

        (h)    Notices.    Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be addressed to Optionee at the address of record provided to the Company by Optionee in connection with Optionee's employment with or Services provided to the Company or such other address as Optionee may designate by ten (10) days' advance written notice to the Company. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon the third (3rd) day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice.

        (i)    Conditions Precedent to Issuance of Shares.    Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state blue sky laws, the requirements of any applicable Stock Exchange or the Nasdaq Stock Market and the Delaware General Corporation Law. As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

        (j)    Withholding.    In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

        (k)    Consultation With Professional Tax and Investment Advisors.    Optionee acknowledges that the grant, exercise and vesting with respect to this Option, and the sale or other taxable disposition of the Shares, may have tax consequences pursuant to the Code or under local, state or international tax laws. Optionee further acknowledges that Optionee is relying solely and exclusively on Optionee's own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Optionee understands and agrees that any and all tax consequences resulting from the Option and its grant, exercise and vesting, and the sale or other taxable disposition of the Shares, is solely and exclusively the responsibility of Optionee without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Optionee for such taxes or other items.

        (l)    Acceptance of Option.    By accepting this Agreement, Optionee hereby agrees to the terms and conditions set forth in this Agreement and the Plan with respect to the Option and any Shares issued as a result of the exercise of the Option, in whole or in part.

        IN WITNESS WHEREOF, the Company has executed this Agreement and caused this Option to be issued to Optionee on the date set forth in the first paragraph above.

ITERIS, INC.
By:	/s/ KEVIN C. DALY
	Name:	Kevin C. Daly
	Title:	CEO

PROXY

ITERIS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ITERIS, INC. hereby appoints  JOE BERGERA and ANDREW SCHMIDT, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Iteris to be held at the Company’s principal executive offices located at 1700 Carnegie Avenue, Suite 100, Santa Ana, CA, 92705, on December 15, 2016 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof (the “Annual Meeting”), and to vote all shares of common stock of Iteris held of record by the undersigned on October 31, 2016, with all the powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED OR, IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL ONE, “FOR” EACH OF THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☒ Please mark votes as in this example.

1.

Approval of the amendment of the bylaws to change the size of the Board of Directors to not less than six nor more than eleven members, with the exact number to be set at six until changed within the foregoing limits by resolution of the Board or the stockholders.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

Election of Directors:  To elect Joe Bergera, D. Kyle Cerminara, Kevin C. Daly, Ph.D., Gerard M. Mooney, Thomas L. Thomas, and Mikel H. Williams to the Board of Directors, each to hold such office until the next annual meeting of stockholders or until his successor is elected and qualified.

	☐ FOR ALL	☐ WITHHOLD FOR ALL	☐ For All EXCEPT*

(*Instructions: To withhold authority to vote for any individual nominee, mark the “For All EXCEPT” box above and write that nominee’s name in the space provided above.)

3.	Approval of the Iteris, Inc. 2016 Omnibus Incentive Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval, by advisory vote, the compensation of our named executive officers.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm of Iteris for the fiscal year ending March 31, 2017.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Approval of prior grant to the Company’s CEO of an option to purchase 850,000 shares of common stock.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature:	Date:

Signature:	Date:

(This Proxy must be signed exactly as your name appears hereon.  Executors, administrators, trustees, etc., should give full title as such.  If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

QuickLinks

PROPOSAL ONE: APPROVAL OF AMENDMENT OF THE COMPANY'S BYLAWS
PROPOSAL TWO: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL THREE: APPROVAL OF 2016 OMNIBUS INCENTIVE PLAN
PROPOSAL FOUR: ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION
PROPOSAL FIVE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL SIX: RATIFICATION OF THE PRIOR GRANT TO THE COMPANY'S CEO OF AN OPTION TO PURCHASE 850,000 SHARES OF COMMON STOCK
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER BUSINESS
  Appendix A
ITERIS, INC. 2016 OMNIBUS INCENTIVE PLAN ARTICLE 1 GENERAL PROVISIONS
ARTICLE 2 AWARDS
ARTICLE 3 MISCELLANEOUS
APPENDIX
  Appendix B
ITERIS, INC. NON-INCENTIVE STOCK OPTION AGREEMENT